UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Family Dollar Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAMILY DOLLAR STORES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 17, 2008

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Family Dollar Stores, Inc. (the “Company”), to be held at 2:00 p.m., local time, on January 17, 2008, at the Company’s offices, 10401 Monroe Road, Matthews, North Carolina, 28105. The Annual Meeting is being held for the following purposes:

(1)	To elect a Board of nine directors;

(2)

To approve an amendment to the Family Dollar Stores, Inc. 2006 Incentive Plan (the “2006 Plan”) to increase the maximum aggregate dollar value of any performance-based cash award or other cash-based award that may be paid to any participant in the 2006 Plan during any one calendar year from $1,000,000 to $3,000,000;

(3)

To ratify the action of the Company’s Audit Committee in appointing PricewaterhouseCoopers LLP as independent registered public accountants of Family Dollar for the fiscal year ending August 30, 2008; and

(4)	To transact other business that is properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has set the close of business on November 27, 2007, as the record date for the determination of stockholders who will be entitled to notice of and voting rights at the Annual Meeting (the “Record Date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by the Company’s Bylaws, at the Company’s office, 10401 Monroe Road, Matthews, North Carolina, at least ten days before the Annual Meeting.

By Order of the Board of Directors,

JANET G. KELLEY
Senior Vice President
General Counsel and Secretary

Matthews, North Carolina

December 7, 2007

FAMILY DOLLAR STORES, INC.

PROXY STATEMENT

FAMILY DOLLAR STORES, INC.

Post Office Box 1017

Charlotte, North Carolina 28201-1017

PROXY STATEMENT

GENERAL INFORMATION

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Family Dollar Stores, Inc. (“Family Dollar,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our 2008 annual meeting of stockholders (“Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. This Proxy Statement is sent to anyone who owns shares of our common stock (individually, a “stockholder”) on the Record Date. The Annual Meeting will be held at our headquarters, located at 10401 Monroe Road, Matthews, North Carolina, on January 17, 2008, at 2:00 p.m., local time. These proxy materials are being mailed to our stockholders on or about December 7, 2007.

What happens at the Annual Meeting?

At the Annual Meeting, our stockholders will vote on the matters described in this Proxy Statement. Additionally, our management will present a report on our performance and respond to questions from stockholders.

What is a “proxy?”

A proxy is your legal designation giving another person permission to vote the stock you own. The person you designate is called your “proxy,” and the document that designates someone as your proxy is called a “proxy” or “proxy card.” A proxy card is included with this Proxy Statement. When you sign the proxy card, you designate Howard R. Levine and R. James Kelly as your representatives at our Annual Meeting.

Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

We will pay the entire cost of soliciting proxies for the Annual Meeting. Our directors, officers and employees (who we refer to as “Associates”) may solicit proxies personally or by mail, telephone or other means of communication. In addition, brokerage firms, banks and other custodians, nominees and fiduciaries will send copies of these proxy materials to the beneficiaries of the stock held by them. We will reimburse these institutions for the reasonable costs they incur to do so. Though we do not plan to do so now, we may later decide to retain a professional proxy solicitation service. The cost of that service would be paid by Family Dollar.

Who is entitled to vote?

Only the record holders of our common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by our Bylaws, at our corporate offices, 10401 Monroe Road, Matthews, North Carolina, at least ten days before the Annual Meeting.

How many votes do I have?

You have one vote for each share of common stock you owned as of the Record Date. These votes can be used for each matter to be voted upon.

What is a “stockholder of record?”

If your shares are registered in your name with our transfer agent, Mellon Investor Services, then you are considered the stockholder of record for those shares. We send proxy materials directly to all stockholders of record.

If your shares are held through a stockbroker or bank, you are considered the beneficial owner of those shares, even though you are not the stockholder of record. In that case, these proxy materials have been forwarded to you by your stockbroker or bank (who is actually considered the stockholder of record). As the beneficial owner of shares of our common stock, you have the right to tell your broker how to vote using the proxy materials. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the stockholder of record.

What am I voting on?

You will be voting on:

1.	The election of the nine nominees named in this Proxy Statement to the Board of Directors (Proposal No. 1);

2.

The approval of an amendment to the 2006 Plan to increase the maximum aggregate dollar value of any performance-based cash award or other cash-based award that may be paid to any participant in the 2006 Plan during any one calendar year from $1,000,000 to $3,000,000 (Proposal No. 2); and

3.

The proposal to ratify the action of our Audit Committee in appointing PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending August 30, 2008 (Proposal No. 3).

The Board of Directors recommends that the stockholders vote FOR each Proposal. Unless you indicate otherwise on your proxy card, your proxies will be voted in favor of each Proposal.

How can I vote my shares in person at the Annual Meeting?

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold your shares through a bank or broker, you must obtain a legal proxy from your bank or broker and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Stockholders can vote prior to the Annual Meeting using the following methods:

1.	By Touch-Tone Telephone—If you choose to vote by telephone, please call the toll free number printed on the enclosed proxy card and follow the recorded instructions.

2.	By Internet—If you choose to vote using the Internet, please follow the instructions on the enclosed proxy card.

3.	By Mail—If you choose to vote by mail, you must sign, date and return the enclosed proxy card in the enclosed postage-paid return envelope.

To reduce costs, we ask that you vote by telephone or by Internet. If you choose to vote using these methods, please note that voting will close at 11:59 p.m. Eastern Time, on January 16, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card.

Can I change or revoke my vote after returning my proxy card?

Any stockholder giving a proxy can revoke it any time before it is exercised by (i) delivering written notice of revocation to the Secretary of Family Dollar; (ii) timely delivering a valid, later-dated proxy or a later dated vote by telephone or on the Internet; or (iii) attending the Annual Meeting and voting in person. If you respond to this solicitation with a valid proxy and do not revoke it before it is exercised, it will be voted as you specified in the proxy.

How many votes must be present to hold the Annual Meeting?

A majority of the shares of our common stock outstanding on the Record Date, either in person or by proxy, must be present for a quorum at the Annual Meeting. On the Record Date, November 27, 2007, 140,526,811 shares of our common stock were outstanding. See “How will abstentions and broker non-votes be treated?” in this Proxy Statement for more information.

How many votes are necessary to approve each proposal?

Proposal No. 1: Our directors are elected by a plurality of the votes of shares present at the Annual Meeting, either in person or by proxy. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes represent a majority.

We amended our Corporate Governance Guidelines on August 28, 2007, to provide that any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation from the Board immediately following certification of the election results. The Nominating/Corporate Governance Committee will evaluate the best interests of Family Dollar and our stockholders and shall recommend to the Board the action to be taken with respect to the tendered resignation. This provision applies to uncontested elections only.

The approval of Proposal No. 2 and Proposal No. 3 each require the affirmative vote of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote at that meeting.

What is a “broker non-vote”?

If your shares are held in “street name” by a broker, your broker is the stockholder of record; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may exercise discretionary voting power to vote your shares with respect to “routine matters,” but not “non-routine” items. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal No. 1 and Proposal No. 3 are “routine matters.” Proposal No. 2 is a “non-routine” matter.

How will abstentions and broker non-votes be treated?

Abstentions will be counted for the purpose of determining the existence of a quorum and will have the same effect as a negative vote on matters other than the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. If a nominee holding shares for a beneficial owner indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or otherwise does not vote such shares, those shares will not be considered present and entitled to vote with respect to that matter, but will be counted for the purpose of determining the existence of a quorum.

Who will count the votes?

An automated system administered by Broadridge Financial Solutions, Inc. will tabulate votes cast by proxy at the Annual Meeting. A representative of Family Dollar will be appointed to act as the inspector of election and tabulate votes cast in person at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. Additionally, we will publish voting results in our fiscal 2008 third quarter Form 10-Q Report to be filed with the Securities and Exchange Commission (“SEC”).

Do you provide electronic access to the Family Dollar Proxy Statement and annual report?

Yes. You may obtain copies of this Proxy Statement and our Annual Report on Form 10-K (“Annual Report”) for the year ended September 1, 2007 (“fiscal 2007”) by visiting www.familydollar.com and clicking the “Investors” tab. Once you are in the Investor Relations section of our website, click the “SEC Filings” link. You may also obtain a copy of our Annual Report (without exhibits), without charge, by sending a written request to: Corporate Secretary at Family Dollar Stores, Inc., P.O. Box 1017, Charlotte, NC, 28201-1017. We will provide copies of the exhibits to the Annual Report upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you received a householded mailing this year and you would like an additional copy of this Proxy Statement or our Annual Report mailed to you, we will deliver a copy promptly upon your request to: Corporate Secretary at Family Dollar Stores, Inc., P.O. Box 1017, Charlotte, NC, 28201-1017. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Mellon Investor Services, LLC at: Mellon Investor Services, LLC, P.O. Box 358015, Pittsburgh, PA 15252, telephone: 800-851-9677.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, nine directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The number of directors is established by our Board of Directors pursuant to our Bylaws and is currently set at nine. Votes cast pursuant to the enclosed proxy will be cast for the election of the nine nominees named below unless authority is withheld. All nominees are currently members of the Board of Directors. If for any reason any nominee shall not be a candidate for election as a director at the Annual Meeting (an event that is not now anticipated), the enclosed proxy will be voted for such substitute, if any, as shall be designated by the Board of Directors.

The Board of Directors met nine times during fiscal 2007. The non-employee directors met three times during the year in executive session without the presence of management directors or employees of the Company. Additionally, the non-employee independent directors (as defined by the rules of the New York Stock Exchange (“NYSE”)) met once. All directors attended at least 75% of the Board meetings and meetings held by Committees of which they were members. Pursuant to Corporate Governance Guidelines adopted by the Board, Board members are expected to attend Board meetings on a regular basis and to attend the annual meeting of stockholders. All of the nominees for election attended our last annual meeting, with the exception of Mr. Harvey Morgan, who did not join the Board until November 5, 2007.

The following information is furnished with respect to the nine nominees. The Board of Directors has determined that each of the nominees, other than Messrs. Levine and Mahoney, are independent directors within the meaning of the NYSE listing standards and the categorical independence standards adopted by the Board.

Mark R. Bernstein, age 77, has served as a director since 1980. He is Of Counsel with the law firm of Parker, Poe, Adams & Bernstein L.L.P. Prior to his January 2002 retirement, he was a partner in the law firm for more than the preceding five years. Mr. Bernstein was elected as the Lead Director of the Board of Directors in August 2004. He is the Chairman of the Nominating/Corporate Governance Committee.

Sharon Allred Decker, age 50, has served as a director since 1999. Mrs. Decker has been the Chief Executive Officer of The Tapestry Group, LLC, a consulting, communications and marketing firm since September 2004. From April 2003 to August 2004, she was President of The Tanner Companies, a manufacturer and retailer of apparel. From August 1999 to March 2003, she was President of Doncaster, a division of The Tanner Companies. Doncaster is a direct sales organization selling a high-end line of women’s apparel. From January 1997 to July 1999, she was President and Chief Executive Officer of The Lynnwood Foundation, which created and now manages a conference facility and leadership institute. Mrs. Decker also is a director of Coca-Cola Bottling Co. Consolidated and SCANA Corporation. Mrs. Decker serves on the Compensation and the Nominating/Corporate Governance Committees.

Edward C. Dolby, age 62, has served as a director since 2003. He has been the President of The Edward C. Dolby Strategic Consulting Group, LLC since September 2002, when he established the company to engage in business consulting. Prior to his retirement in December 2001, Mr. Dolby was employed by Bank of America Corporation for 32 years, where his positions included President of the North Carolina and South Carolina Consumer and Commercial Bank. Mr. Dolby is a member of the Audit and Compensation Committees.

Glenn A. Eisenberg, age 46, has served as a director since 2002. He is the Executive Vice President-Finance and Administration of The Timken Company, a position he has held since January 2002. The Timken Company is an international manufacturer of highly engineered bearings and alloy steels and a provider of related products and services. From 1990 to 2001, Mr. Eisenberg was employed by United Dominion Industries, an international manufacturer of proprietary engineered products, where he held various positions, including President and Chief Operating Officer from December 1999 to May 2001. He is also a director of Alpha Natural Resources, Inc. Mr. Eisenberg is the Chairman of the Audit Committee, and the Board of Directors has determined that he is an “audit committee financial expert,” as defined by the applicable rules of the SEC.

Howard R. Levine, age 48, has served as a director since 1997 and is our Chairman of the Board and Chief Executive Officer. He was employed by Family Dollar in various capacities in the Merchandising Department from 1981-1987, including employment as Senior Vice President-Merchandising and Advertising. From 1988 to 1992, Mr. Levine was President of Best Price Clothing Stores, Inc., a chain of ladies’ apparel stores. From 1992 to April 1996, he was self-employed as an investment manager. He rejoined Family Dollar in April 1996, and was elected Vice President-General Merchandise Manager: Softlines in April 1996, Senior Vice President-Merchandising and Advertising in September 1996, President and Chief Operating Officer in April 1997, Chief Executive Officer (“CEO”) in August 1998, and Chairman of the Board in January 2003. Mr. Levine is the son of Leon Levine, the former Chairman of the Board and founder of Family Dollar, who retired in January 2003.

George R. Mahoney, Jr., age 65, has served as a director since 1987. He was employed by Family Dollar as General Counsel in 1976 and served as the Executive Vice President, General Counsel and Secretary of Family Dollar from 1991 until his retirement in May 2005.

James G. Martin, age 71, has served as a director since 1996. He has been associated with the Carolinas HealthCare System since January 1993, where he currently serves as a Corporate Vice President. He served as Governor of the State of North Carolina from 1985 to 1992 and was a member of the United States House of Representatives, representing the Ninth District of North Carolina, from 1973 until 1984. Dr. Martin is also a director of Palomar Medical Technologies, Inc. and the North Carolina Capital Management Trust. Dr. Martin serves on the Compensation and Nominating/Corporate Governance Committees and is the Chairman of the Compensation Committee.

Harvey Morgan, age 65, was appointed to the Board in November 2007. Mr. Morgan has more than 30 years of investment banking experience with significant expertise in strategic advisory services, mergers and acquisitions, private placements and underwritings. He has been a Managing Director of the investment banking firm Bentley Associates, L.P. since 2004, and from 2001 to 2004, he was a Principal of Shattuck Hammond Partners. Mr. Morgan also serves on the Board of Cybex International, Inc. Mr. Morgan serves on the Audit Committee, and the Board of Directors has determined that Mr. Morgan is an “audit committee financial expert,” as defined by applicable SEC rules.

Dale C. Pond, age 61, has served as a director since 2006. He retired in June 2005 as Senior Executive Vice President—Merchandising/Marketing after serving twelve years with Lowe’s Companies, Inc., a home improvement retailer. Prior to joining Lowe’s, he held a series of senior management positions at several retailers and home improvement companies including HQ/HomeQuarters Warehouse, Montgomery Ward and Payless Cashways. Mr. Pond also is a director of Bassett Furniture Industries Inc. and Home Safety Council. Mr. Pond serves on the Audit and Compensation Committees.

See Note 8 to the Consolidated Financial Statements in our fiscal 2007 Annual Report for a description of litigation relating to certain of our directors and executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees.

DIRECTOR COMPENSATION

Our directors (other than Howard R. Levine, who is an employee of Family Dollar) are paid an annual retainer of $40,000 per fiscal year, payable quarterly in arrears. The Chairman of each of the Nominating/Corporate Governance Committee and the Compensation Committee receive an additional annual retainer of $5,000, and the Chairman of the Audit Committee receives an additional annual retainer of $10,000, payable quarterly in arrears. Our Lead Director is paid an additional annual retainer of $10,000 per fiscal year, payable quarterly in arrears. Non-employee directors are paid $1,500 for each meeting of the Board attended and $1,000 for each committee meeting attended, except that a director will receive $500 for any meeting attended telephonically. Additionally, each non-employee director receives an annual grant of our common stock with a value of $30,000 made on the day of the Annual Meeting in accordance with the terms of the Family Dollar Stores, Inc. 2006 Incentive Plan Directors’ Share Awards Guidelines (the “Directors’ Share Awards Guidelines”), which were adopted pursuant to the 2006 Plan. Directors who are elected to the Board after the Annual Meeting receive a pro-rata grant for their term of service. The Board of Directors believes that the payment of a portion of the directors’ fees in the form of an annual grant of shares of our common stock supports the alignment of the directors’ interests with the interests of our stockholders. Each of the current non-employee directors, with the exception of Mr. Morgan, received a grant of 855 shares of our common stock upon their re-election as directors in June 2007. Mr. Morgan received a pro-rata grant of 266 shares of our common stock upon his election to the Board in November 2007.

In addition, in fiscal 2007, we formed a Special Committee of the Board of Directors to investigate and consider allegations made in certain stockholder derivative actions. Messrs. Dolby, Eisenberg and Pond, as members of the Special Committee, were compensated $1,000 for each committee meeting attended in person and $500 for each meeting attended telephonically.

We reimburse directors for all reasonable expenses incurred by them in connection with attendance at any meeting of the Board or its committees and for travel and other expenses incurred in connection with their duties as directors.

The following table summarizes compensation we paid to non-employee directors in fiscal 2007.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Mark R. Bernstein	72,500		30,000	102,500
Sharon Allred Decker	67,000		30,000	97,000
Edward C. Dolby	97,500	(2)	30,000	127,500
Glenn A. Eisenberg	98,500	(2)	30,000	128,500
George A. Mahoney, Jr.	50,500		30,000	80,500
James G. Martin	71,000		30,000	101,000
Dale C. Pond	98,500	(2)	30,000	128,500

(1)

The amounts shown in this column indicate the dollar amount of compensation cost we recognized in fiscal 2006 pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”) for stock awards granted in fiscal 2007. See Note 9 to the Consolidated Financial Statements included in our fiscal 2007 Annual Report for a discussion of the relevant assumptions made in these valuations. For each director, the grant date fair value of stock awards granted in fiscal 2007 computed in accordance with FAS 123R was identical to the total compensation cost recognized. For the total number of shares of common stock held by each non-employee director as of November 9, 2007, see “Ownership of the Company’s Securities” in this Proxy Statement.

(2)	Each of Messrs. Dolby, Eisenberg and Pond served on the Special Committee for which they received compensation of $26,500, $27,500 and $27,500 respectively.

Non-employee directors are required to maintain a level of equity interest in Family Dollar equal to at least one-half of the cumulative number of shares of our common stock awarded for their service as directors since August 2004. We encourage, but do not require, that directors maintain an equity interest in Family Dollar in excess of such minimum amounts.

CORPORATE GOVERNANCE MATTERS AND

COMMITTEES OF THE BOARD OF DIRECTORS

Pursuant to our Bylaws, the Board of Directors has established four standing committees: the Audit, Compensation, Equity Award, and Nominating/Corporate Governance Committees. We require 75% of the Board members and all members of each of the Audit, Compensation and Nominating/Corporate Governance Committees to be independent, as defined by the NYSE listing standards. The Board has also adopted additional categorical standards of independence that are in our Corporate Governance Guidelines, which can be found on our website at www.familydollar.com. Under the Corporate Governance Guidelines, a director will not be considered independent if the director:

•	has been employed by Family Dollar, its subsidiaries or affiliates within the last four years;

•

has received, during the current year or any of the three immediately preceding years, remuneration, directly or indirectly, other than de minimis remuneration (as defined below), as a result of service (other than as a director of a customer or supplier) as (i) an advisor, consultant, or legal counsel to Family Dollar or to a member of our senior management; or (ii) a significant customer or supplier of Family Dollar;

•	has any personal services contracts with Family Dollar, or any member of our senior management;

•	is an officer or employee of a not-for-profit entity that receives significant contributions from Family Dollar and serves any such entity in any capacity for which remuneration is received;

•	is employed by a public company at which an executive officer of Family Dollar serves on the compensation committee of the board of directors;

•

has any investment in any entity in which Family Dollar also has an investment, other than equity or debt investments that are available to the public in public or governmental entities, or investments in any other entity in which neither the director nor Family Dollar or any of its parents, subsidiaries, or affiliates own an interest of 5% or more or exercises managerial control;

•	has had any of the relationships described above with any affiliate of Family Dollar; or

•	is a member of the immediate family of any person who fails to satisfy these qualifications.

The Board has determined, after a review of the relationships between and among each of the directors, the Company and its officers, that Mark R. Bernstein, Sharon Allred Decker, Edward C. Dolby, Glenn A. Eisenberg, James G. Martin, Harvey Morgan and Dale C. Pond, who constitute all the members of the Board’s current standing committees, other than the Equity Award Committee, are independent, as defined by the NYSE listing standards and the independence standards described above, and that no material relationships exists between any such independent directors and Family Dollar other than by virtue of their being directors and stockholders. Mark R. Bernstein, our Lead Director, was a partner in the law firm of Parker, Poe, Adams & Bernstein L.L.P. until his retirement in January 2002, and currently is Of Counsel to that law firm. Prior to fiscal 2005, we had paid legal fees to the law firm for legal services. The Board of Directors has considered the relationship of Mr. Bernstein and the law firm to Family Dollar. Based on the fact that the law firm did not provide us with legal advice in fiscal 2005, 2006 and 2007, and is not expected to provide such advice to us in the future; the nominal amounts we paid to the law firm in prior fiscal years; the small percentage of these payments relative to the total revenues of the law firm; and the retirement of Mr. Bernstein from the law firm, the Board of Directors has determined that such prior relationship is immaterial and that Mr. Bernstein qualifies as an independent director. In addition, Ms. Decker is a member of the Board of Directors of Coca-Cola Bottling Co. Consolidated, with which we conducted business in the ordinary course in fiscal 2007. The Board considered Ms. Decker’s service on the Board of Directors of Coca-Cola Bottling Consolidated in making its independence determinations. The Board also considered the Company’s advancement to all directors of defense costs incurred in connection with certain derivative stockholder actions filed against the directors and others in determining that all directors, other than Messrs. Mahoney and Levine, are independent directors. See “Transactions with Related Persons—Related Party Transactions” in this Proxy Statement.

As the Lead Director, Mr. Bernstein presides over regularly scheduled and other meetings of the non-management and independent board members.

The Charters of the Audit, Compensation, Equity Award and Nominating/Corporate Governance Committees, our Corporate Governance Guidelines, and the Codes of Conduct applicable to our officers, directors and Associates are available on our website at www.familydollar.com under the “Investors” tab. Once you are in the “Investors” section of our website, click the “Corporate Governance” link. These documents are also available in print to stockholders upon request.

The principal functions of each of our standing Board Committees, their members and the number of meetings held in fiscal 2007 are set forth below:

Committee Name and Members	Committee Functions	Number of Meetings in Fiscal 2007
Audit Eisenberg(1) Dolby Pond	• Assist the Board of Directors in fulfilling its responsibilities with respect to oversight of: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors.	13

Compensation Martin(1) Decker Dolby Pond

•       Evaluate and recommend compensation for selected senior executive officers of Family Dollar and non-management directors;

•       Set the compensation of the CEO;

•       Administer our equity compensation plans;

•       Evaluate and review the structure of compensation and benefits for all Associates, including setting pre-tax earnings goals and approving the payment of bonuses under our incentive compensation plans; and

•       Establish and communicate to the Board and to management Family Dollar’s general compensation philosophy, as well as considerations for determining compensation for executive officers and directors.

		13

Equity Award Levine	• Select Associates below the level of vice president for participation in programs established by the Compensation Committee pursuant to the 2006 Plan; and • Approve the amount of grants or awards of equity or cash incentives to selected Associates below the level of vice president in accordance with the 2006 Plan programs and subject to such terms and limitations as established by the Compensation Committee, which shall include limits on the number of equity-related rights that may be granted in any fiscal year by the committee.	0	(2)

Committee Name and Members	Committee Functions	Number of Meetings in Fiscal 2007
Nominating/ Corporate Governance Bernstein(1) Decker Martin

•       Identify and recommend to the Board individuals to fill vacant Board positions and/or nominees for election as directors at the annual meeting of stockholders;

•       Review the structure, independence and composition of the Board and its Committees and the Committee charters and make recommendations to the Board;

•       Evaluate the performance of the Board and Committees and report findings to the Board;

•       Review and recommend to the Board plans for the succession of our CEO and other senior executive officers, as necessary;

•       Develop (with our management) director orientation programs;

•       Nominate for Board approval the Chairman and the Lead Director, if applicable, and make recommendations to the Board regarding their respective roles;

•       Review and make recommendations as provided in our Codes of Business Conduct;

•       Evaluate and make recommendations to the Board regarding tenders of director resignations and stockholder proposals; and

•       Recommend to the Board and oversee the implementation of sound corporate governance principles and practices.

6

(1)	Chairman of the Committee.

(2)	The Equity Award Committee acted by unanimous written consent 11 times in fiscal 2007.

Mr. Morgan joined the Audit Committee upon his appointment to the Board in November 2007.

Special Committee

In addition to the standing committees of the Board described above, in August 2006 the Board formed a Special Committee to investigate and consider allegations made in certain stockholder derivative actions. The Special Committee was composed solely of independent directors Dolby, Eisenberg and Pond, and met 37 times in fiscal 2007. Messrs. Eisenberg and Pond attended all of the meetings of the Special Committee, and Mr. Dolby attended 36 meetings. The work of the Special Committee is now complete. See Note 10 to the Consolidated Financial Statements included in our Annual Report for the year ended August 26, 2006 (“fiscal 2006”), for a further description of the role and findings of the Special Committee.

Nominees for Election as Directors

The Nominating/Corporate Governance Committee considers nominees for election as directors proposed by our stockholders. As provided in our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee will seek Board candidates who possess and have exhibited integrity in business and personal affairs and whose professional experiences will assist the Board in performing its duties. The Nominating/Corporate Governance Committee has not established any specific, minimum qualifications for potential nominees. The Nominating/Corporate Governance Committee’s process for evaluating nominees for director will not differ based on whether the nominee is recommended by a stockholder. To recommend a prospective nominee for the Committee’s consideration, stockholders should submit the candidate’s name and qualifications, in writing, to our Corporate Secretary at the following address: Family Dollar Stores, Inc., Attention: Corporate Secretary, P.O. Box 1017, Charlotte, NC 28201-1017. Any such submission must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. See “Stockholder Proposals” in this Proxy Statement for further information. The Nominating/Corporate Governance Committee will extend invitations on behalf of Family Dollar to join the Board of Directors or to be nominated for election as a director.

On June 22, 2007, Family Dollar entered into a Stipulation and Agreement of Compromise, Settlement and Release (the “Settlement Agreement”) to resolve certain State and Federal stockholder derivative actions relating to our stock option granting practices titled In Re Family Dollar Stores, Inc. As part of the Settlement Agreement, we agreed, among other things, to cause two additional independent directors to be nominated for election to the Board by our fiscal 2009 Annual Meeting. We also agreed: (i) that a designee of the Nominating/Corporate Governance Committee would work with a major stockholder of Family Dollar (not affiliated with any member of management) to identify potential director candidates acceptable to that stockholder, and (ii) that this Committee would engage a reputable director search firm to assist with the selection process. To this end, the Nominating/Corporate Governance Committee continued its previous engagement of the search firm of Heidrick & Struggles to assist us in identifying and evaluating qualified independent candidates for the Board. Howard R. Levine, our Chief Executive Officer, submitted Mr. Morgan’s name to Heidrick & Struggles for consideration. After completing an independent review of Mr. Morgan’s qualifications, Heidrick & Struggles recommended Mr. Morgan to the Nominating/Corporate Governance Committee for consideration as a director nominee. Pursuant to the Settlement Agreement, Mr. Morgan’s nomination was acceptable to a major stockholder of Family Dollar.

Communication with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors, the Lead Director or the non-management directors as a group by sending correspondence addressed to the applicable party to: Board of Directors, Family Dollar Stores, Inc., P.O. Box 1017, Charlotte, NC 28201-1017, or by sending an email addressed to Board@familydollar.com. Pursuant to procedures approved by the independent members of the Board of Directors, all such correspondence related to the Board’s duties and responsibilities will be reviewed by our General Counsel and forwarded to the Lead Director or summarized in periodic reports to the Lead Director. All such correspondence will be available to any of the directors upon request.

Report of the Audit Committee of the Board of Directors

During fiscal 2007, Glenn A. Eisenberg served as Chairman of the Audit Committee of the Board of Directors. The other members of the Audit Committee during fiscal 2007 were Edward C. Dolby and Dale C. Pond. Mr. Morgan was appointed to the Audit Committee in November 2007. The Board of Directors has determined that all members of the Audit Committee are independent and are financially literate as required by the NYSE listing standards, and that Mr. Eisenberg and Mr. Morgan are “audit committee financial experts,” as defined by SEC rules, and have accounting or related financial management expertise, as required by the NYSE’s listing requirements.

The Audit Committee has reviewed and discussed the audited financial statements of Family Dollar for fiscal 2007 with our management. The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our 2007 Annual Report for filing with the SEC.

This report is submitted by Glenn A. Eisenberg, Chairman, Edward C. Dolby and Dale C. Pond.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section sets forth the compensation programs and elements of compensation for our principal executive officer, principal financial officer and three additional most highly compensated officers – our named executive officers (“NEOs”). Specifically, this Compensation Discussion and Analysis describes the objectives and features of our executive compensation programs, explains how and why we design our executive compensation programs, and shows how we allocate executive compensation to ensure that executives’ interests are aligned with those of our shareholders. Our NEOs are:

•	Howard R. Levine – Chairman and Chief Executive Officer;

•	R. James Kelly – President and Chief Operating Officer;

•	Robert A. George – Executive Vice President and Chief Merchandising Officer;

•	Charles S. Gibson – Executive Vice President-Supply Chain; and

•	Kenneth T. Smith – Senior Vice President and Chief Financial Officer.

Compensation for our NEOs and Executive Vice Presidents is reviewed and approved by the Compensation Committee on an annual basis. The Compensation Committee also reviews (but need not approve) compensation for all officers at or above the level of Senior Vice President. The Compensation Committee approves our various short-term and long-term compensation plans, as described below, which form the basis for all officer compensation packages.

Compensation Program Objectives and Components

What are the primary objectives of the Company’s executive compensation programs?

The primary objectives of our executive compensation programs are to:

•

Provide compensation packages that are competitive with those offered by our peers in the retail sector. By offering competitive compensation packages, we are better able to attract and retain talented executives who are capable of carrying out the objectives, goals, and strategic initiatives established by the Board and executive management;

•

Make the interests of our executives consistent with those of the stockholders by keeping a significant portion of NEO compensation “at risk” and linked to both the short-term and long-term financial success of Family Dollar; and

•	Provide a total compensation program that drives individual contributions to our business results.

What elements of compensation does the Company provide to executives to meet the objectives of its compensation programs?

We provide the following forms of compensation to our NEOs:

•	Base salary;

•	Annual cash bonus;

•	Performance-based share awards;

•	Stock options;

•	Select perquisites;

•	Severance and change in control benefits; and

•	401(k) savings and deferred compensation plans.

Executive Compensation Program Design

What role do compensation consultants play in designing the Company’s compensation programs?

A primary goal of the Compensation Committee is to establish total NEO compensation at a level which will allow us to attract and retain talented executives. To assist with this analysis, the Compensation Committee has engaged Hay Group, Inc. (“Hay Group”) to analyze the appropriate level of compensation for each NEO’s position, and to provide appropriate “benchmarking” data, which is further described below. For each NEO position, Hay Group reviews necessary job knowledge and skills, scope of business function by budget, and our internal reporting structure. This information is used to determine each position’s job description. This job description is used in Hay Group’s analysis of retail compensation market data to ensure that each NEO’s position is compared to the appropriate benchmark data.

The Compensation Committee also has retained a second consultant, Steven Hall & Partners, to provide advice to the Compensation Committee and review compensation materials prepared by management and Hay Group. Unlike Hay Group, Steven Hall & Partners does not provide advice to our management.

The Compensation Committee’s Charter grants it sole authority to select, retain and terminate compensation consultants.

What role does management play in designing the Company’s compensation programs?

The annual compensation review process for all corporate employees takes place at the end of each fiscal year. At that time, the Compensation Committee meets with the CEO and receives the CEO’s performance evaluation and recommendations on the appropriate compensation packages for each NEO and Executive Vice President of the Company.

The Chairman of the Compensation Committee meets with Hay Group and Steven Hall & Partners to discuss the CEO’s compensation package. In addition, the Chairman meets with our CEO to understand the CEO’s perception of his performance and compensation package. As part of the compensation setting process, the Chairman reports back to the Compensation Committee on these meetings.

Management provides the Compensation Committee with materials describing compensation trends in the retail industry and general “best practices” in U.S. executive compensation to help the Committee make well-informed decisions. Providing this information to the Compensation Committee ensures that the Committee is aware of recent developments in the field of executive compensation and gives the Committee the opportunity to review our pay practices against those of the U.S. marketplace. The Compensation Committee also considers “tally sheets” prepared by management when it designs NEO compensation packages. Tally sheets are described in more detail below.

What information is included in the “tally sheets” reviewed by the Compensation Committee?

Tally sheets describe the total dollar value of each NEO’s annual compensation for the past three years. The total dollar value includes salary, short and long-term incentive compensation (collectively “Total Direct Compensation”), and the costs incurred by Family Dollar to provide various health and insurance benefits and perquisites to our NEOs. The tally sheets also describe each NEO’s accumulated realized and unrealized stock option gains, any stock awards made under our performance share rights program, and the amounts our NEOs will receive if they leave Family Dollar under various circumstances (such as retirement or termination in connection with a change in control). The Committee’s annual review of tally sheets aids its oversight of our executive compensation program design.

How does the Company use benchmarking data to help establish NEO Compensation?

Because one of our primary compensation objectives is to provide compensation packages competitive to those of our peers in the retail sector, benchmarking data is vital to help us establish NEO compensation.

Hay Group compares the pay levels of our NEOs to positions of similar responsibility and job scope at U.S. companies contained in Hay Group’s Retail Industry Database, which contains over seventy U.S. retail companies, including most of our direct competitors such as Dollar General, Fred’s, Dollar Tree and Wal-Mart. Hay Group’s Retail Industry Database is recognized as a leading compensation survey for the retail sector.

Once Hay Group identifies positions comparable to those of our NEOs at companies within the Retail Industry Database, Hay Group then provides the Compensation Committee with information about the total compensation packages for those comparable positions, as well as benchmarking data for each component of executive compensation. Hay Group also analyzes the mix of pay, both between fixed and variable pay as well as between short-term and long-term incentives. The Committee determines base salary and target levels of annual short-term, and long-term incentive awards after considering this benchmarking data.

The Total Direct Compensation offered to each NEO, as well as the components of Total Direct Compensation vary by NEO due to the job scope and complexity of our top roles compared to other NEO roles at companies within the Retail Industry Database. These differences in job responsibilities are reflected in the compensation survey data reviewed annually by the Committee.

How does the Committee determine the amounts of specific compensation elements?

We have not established a formula or pre-set methodology to allocate NEO compensation among the elements of Total Direct Compensation. However, the Compensation Committee generally has established the Total Direct Compensation level of each NEO near the 50th percentile for similar positions at retail companies in the Hay Retail Industry Database and has a goal of establishing base salaries at or near the 50th percentile. Historically, the percentage of base salary for Mr. Levine and for Mr. Kelly has been below this percentile goal, while the long-term equity portion of their compensation (which is performance-based) has met or exceeded the 50th percentile, assuming the achievement of performance targets.

To determine the proper mix of compensation types, the Compensation Committee considers a number of subjective factors, including:

•

Current market practices. As mentioned, we compare both total compensation and each element of our executives’ compensation packages against a peer group of similar retail and non-retail companies, paying special attention to the compensation practices of our most direct competitors. We rely on our compensation consultants and executive recruiters to provide information about the compensation practices of our peers. We also look at our recent successes or failures in recruiting executives to help us establish compensation levels.

•

Personal Performance. We consider the recommendations of our CEO, including individual performance ratings prepared when making compensation decisions at the end of each fiscal year. The Compensation Committee has not established specific qualitative or quantitative guidelines, other than goals for overall Company performance, to measure the personal performance of any NEO. However, the Compensation Committee does consider subjective personal performance criteria when establishing NEO compensation.

•

Balance. Our compensation program is intended to be balanced. We recognize the need to provide sufficient guaranteed short-term income to executives through base salary and benefits, but also the need to balance that income with at risk, performance-based short and longer-term financial rewards which promote achievement of our goals. Further, we believe that as an individual’s level of responsibility and ability to contribute to our financial success increases, that individual’s total compensation also should increase. Likewise, as an individual’s total compensation increases, we believe that the ratio of equity to non-equity compensation and performance-based compensation to total compensation also should increase.

•

Compensation best practices. We believe that compensation decisions should be reasonable, responsible and tied to the best interests of our stockholders. Our stockholders should understand our compensation philosophy and program goals. Therefore, we continuously monitor developments in executive compensation “best practices” to help us achieve these objectives.

Elements of Executive Compensation.

How does the Company set base salaries for its NEOs?

We determine the base salary ranges for our NEOs primarily by reviewing compensation surveys. This information is most often provided by recruiters and the Compensation Committee’s consultants. We give special consideration to NEO compensation at retail companies with sales exceeding $1 billion. Generally, we target our executives’ base salaries at the 50th percentile of companies in the Hay Retail Industry Database. The Compensation Committee believes that setting salaries lower than the median would prevent us from attracting and retaining top quality executive talent, while setting salaries at a higher level would over-compensate executives without requiring corresponding performance.

Once we determine the appropriate compensation ranges for our executives, we must determine the specific salary for each NEO. To determine individual salaries, we consider each individual’s experience, his or her tenure with Family Dollar, his or her pay in comparison to other officers, competitive information provided by the Compensation Committee’s consultants, and the individual’s contribution to our objectives. We also consider our operating performance when setting all executive salaries.

Information with respect to the base salaries paid to our NEO’s in fiscal 2007 is contained in the Summary Compensation Table on page 26. For fiscal 2008, the Compensation Committee approved the following base salaries for our NEOs:

Name	Fiscal 2008 Base Salary	Percentage Increase from Fiscal 2007
Howard R. Levine	$880,000	10.0%
R. James Kelly	$650,000	8.3%
Robert A. George	$390,000	4.0%
Charles S. Gibson, Jr.	$357,000	5.0%
Kenneth T. Smith	$250,000	47.1%

Analysis of NEO Base Salaries

We adjusted the base salaries paid to each NEO at the beginning of fiscal 2008 to reflect market conditions and our practice of establishing salaries near the median rate for companies in the Hay Retail Industry Database. All salary adjustments also take into account each executive’s individual performance in the prior year.

Mr. Levine’s base salary was increased in fiscal 2007 and 2008 to keep his base salary within an acceptable range of the Committee’s target of median base salary practices. This adjustment was also made to maintain the Committee’s desired balance between base salary and long-term equity compensation.

Mr. Kelly’s fiscal 2008 base salary increase was necessary to provide Mr. Kelly with a competitive cash structure, and to maintain our desired mix between cash and equity compensation. While Mr. Kelly’s total compensation is near the 50th percentile for similar positions at retail companies in the Hay Retail Industry Database, his base salary has historically been below the 50th percentile. Mr. Kelly’s base salary was increased for fiscal 2007 as a result of his promotion in August 2006 to the position of President and Chief Operating Officer.

Mr. George and Mr. Gibson received 4.0% and 5.0% increases to their fiscal 2008 base salaries, respectively. The increases generally were consistent with merit increase ranges offered to all of our executive and non-executive officers. The percentage increases to Mr. George and Mr. Gibson’s base salaries were smaller than those of Mr. Levine and Mr. Kelly because the base salaries offered to Mr. George and Mr. Gibson in fiscal 2007 already approximated the 50th percentile for similar positions at retail companies in the Hay Retail Industry Database.

As a result of his promotion to Senior Vice President and Chief Financial Officer in April 2007, Mr. Smith’s base salary was increased from $170,000 to $250,000. Mr. Smith did not receive an increase to his base salary at the beginning of fiscal 2008 because the prior increase to his base salary was substantial. Mr. Smith’s base salary approximates the 25th percentile of the Hay Retail Industry Database, as a reflection of Mr. Smith’s short tenure as Chief Financial Officer.

Why does the Company award an annual cash bonus to executives, and how does the Company determine the amount of the annual cash bonus?

We provide short-term annual cash incentive awards (in the form of an annual cash bonus) to NEOs to drive our short-term performance goals. The short-term incentive performance goals are derived during our strategic planning process. We use the procedures described above under “Executive Compensation Program Design” to determine the appropriate bonus potential for each executive.

Short-term incentive awards are made to the NEOs under The Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the “Cash Bonus Award Guidelines”). Under the Cash Bonus Award Guidelines, executive officers and other personnel with supervisory responsibility are eligible to receive a cash bonus equal to a percentage of their base salary (the “Target Bonus”). The amount of the Target Bonus is determined by our achievement of pre-tax earnings goals established by the Compensation Committee. For NEOs, potential target bonus payments currently range from 40% to 100% of their annual salary. Senior executives have a larger potential bonus than other participants in the program, so that their compensation is more closely tied to the achievement of earnings goals. This provides senior executives who have the most opportunity to impact our operating initiatives with powerful incentives to ensure we meet our performance goals.

The Cash Bonus Award Guidelines are designed so that the bonus is increased if we exceed our earnings goals, and decreased if we miss our earnings goals. As illustrated in the following chart, for fiscal 2007, the potential bonus increased by 2% for each 1% by which we exceeded our pre-tax earnings goal, up to a maximum of 50% additional bonus if we exceeded our earnings goals by 25%. Conversely, if we had not met our pre-tax earnings goals, the potential bonus would have decreased by 5% for each 1% by which the goal was missed, with no bonuses paid at all if pre-tax earnings were below 90% of the stated goal.

Fiscal Year 2007 Target Bonus

Company Pre-Tax Earnings Performance (as % of Goal)	Bonus Award (as % of Target Bonus opportunity)
125%	150%
100%	100%
90%	50%
<90%	0%

The amount of the Target Bonus can also be affected by individual performance. With the exception of Mr. Levine and Mr. Kelly, executive officers’ individual performance ratings may increase or decrease their potential bonus based on their achievement of individual performance goals.

Information with respect to the Target Bonus actually paid to our NEOs for fiscal 2006 and 2007 performance can be found in the Summary Compensation Table on page 26.

At its meeting held on August 28, 2007, the Compensation Committee amended the Cash Bonus Award Guidelines to increase the percentage cash payout to be made if we exceed our pre-tax earnings goal for fiscal 2008. Under the amended Cash Bonus Award Guidelines, if we exceed our pre-tax earnings goals, the potential bonus is increased by 3.33% for each 1% by which the goal is exceeded, up to a maximum of 50% additional bonus if we exceed our earnings goals by 15%. Thereafter, the bonus will increase by 5% for each 1% by which the goal is exceeded. Conversely, if we do not meet our pre-tax earnings goals, the potential bonus is decreased by 3.33% for each 1% by which the goal is missed, with no bonuses paid at all if pre-tax earnings are below 85% of the stated goal. Additionally, the Cash Bonus Awards Guidelines currently establish a cap of 7% of our net profits on the total cash bonus paid in any year.

Fiscal Year 2008 Target Bonus

Company Pre-Tax Earnings Performance (as % of Goal)	Bonus Award (as % of Target Bonus opportunity)
125%	200%
115%	150%
100%	100%
85%	50%
<85%	0%

We adopted this amendment for fiscal 2008 to provide a significant and meaningful incentive to drive performance well above the pre-tax earnings goal established by the Committee. Consistent with our pay-for-performance philosophy, we believe that exemplary performance should be rewarded.

For fiscal 2008, Target Bonus amounts under the Cash Bonus Award Guidelines approved by the Compensation Committee for the NEOs are as follows:

Name	Target Bonus Percentage
Howard R. Levine	100% of base salary
R. James Kelly	75% of base salary
Robert A. George	55% of base salary
Charles S. Gibson	55% of base salary
Kenneth T. Smith	40% of base salary

Analysis of Target Bonus Program

The Target Bonus percentage for all of our NEOs, with the exception of Mr. Smith, approximates the 50th percentile for similar positions at retail companies in the Hay Retail Industry Database. The Target Bonus percentage was increased for Mr. George and Mr. Gibson for fiscal 2008 to achieve this goal. The Target Bonus percentage for Mr. Smith is below the 50th percentile as a result of the large percentage increase in base salary received by Mr. Smith when he was promoted to Senior Vice President-Chief Financial Officer in April 2007.

Analysis of Establishment of Pre-Tax Earnings Goal

Target Bonus payments are an important part of our compensation structure. While we believe the award of a Target Bonus—and the amount of the Target Bonus—should be linked to our performance goals, we also believe those performance goals should be reasonably achievable each year. The pre-tax earnings goals which determine the amount of the Target Bonus generally are set at a level that would require us to perform in line with or above our fiscal plan and publicly stated earnings guidance. Our pre-tax earnings goal for fiscal 2008 is consistent with this range and is near the high end of the earnings per share guidance provided to the public of $1.74 to $1.85. The Compensation Committee believes that setting the target goal within, but at the high end of our projected annual earnings per share range accomplishes its goals of: (i) establishing a target that can be reached in most years while (ii) requiring a level of performance consistent with our earnings goals and public guidance as a condition to such payment. These goals ensure that the Target Bonus will generally be paid and result in a level of total cash compensation consistent with our peer companies while ensuring that payments to our officers are earned only when we achieve our goals, aligning the interests of our NEOs with the interests of our stockholders.

The following chart sets forth the Target Bonus achieved in relation to our pre-tax earnings goals over the last ten fiscal years:

(1)

Excludes the impact of a $45 million litigation charge and a $10.5 million charge related to stock option expenses. See Notes 8 and 10 to the Consolidated Financial Statements in our fiscal 2006 Annual Report for a description of these charges.

(2)

Excludes the impact of approximately $22 million in expenses and settlement costs related to our stockholder derivative litigation. See Note 8 to the Consolidated Financial Statements in our fiscal 2007 Annual Report, Note 10 to the Consolidated Financial Statements in our fiscal 2006 Annual Report, and our Current Report on Form 8-K filed with the SEC on June 26, 2007, for a description of this litigation and the related settlement.

Why does the Company provide long-term incentive awards to executives, and how does the Company determine the amount of those awards?

We believe that a large portion of each NEO’s compensation should be both performance-based and in the form of equity awards. Our long-term incentive awards are designed to make the interests of management and executives consistent with those of our stockholders. We currently provide two types of long-term incentive compensation: stock options and performance share rights (“PSRs”). These awards are made under the 2006 Plan.

We use the procedures described above in the section titled “Executive Compensation Program Design” to determine the appropriate total dollar value of long-term equity incentive compensation awarded to each NEO. We review this dollar value each year and may change it based on the NEO’s performance, market conditions and each NEO’s mix of pay. Once we establish the appropriate dollar value of the long-term equity incentive compensation, it is divided equally between stock options and PSRs.

Option and PSR awards are denominated in shares. The number of shares awarded is determined by dividing the total dollar value of long-term incentive compensation to be awarded to an NEO by a dollar value derived from the grant date fair value of our stock options calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”).

The dollar value of awards of options and PSRs made in fiscal 2007 is set forth in the Summary Compensation table on page 26. In fiscal 2008, the dollar value of long-term performance awards for our NEOs was as follows, divided equally among PSRs and stock options:

Name	Approximate Value of Stock Option Awards at Time of Grant	Approximate Value of PSRs at Time of Grant	Approximate Value of Long-Term Equity Incentive Compensation at Time of Grant
Howard R. Levine	$1,240,250	$1,240,250	$2,480,500
R. James Kelly	$910,000	$910,000	$1,820,000
Robert A. George	$202,000	$202,000	$404,000
Charles S. Gibson	$200,000	$200,000	$400,000
Kenneth T. Smith	$100,000	$100,000	$200,000

Analysis of Long-Term Incentive Compensation

With the exception of Mr. Smith, who received an increase in the dollar value of his long-term equity incentive compensation as a result of his promotion to Senior Vice President and Chief Financial Officer, we did not increase or decrease the approximate dollar value of long-term incentive compensation offered to any NEO in fiscal 2008. The dollar value of each NEO’s long-term incentive compensation, except for Mr. Smith, is presently competitive with or exceeds the 50th percentile for similar positions at retail companies in the Hay Retail Industry Database. Because we do not maintain a funded retirement or pension plan, our executive officers view long-term incentive awards as a vital component to their retirement planning. We believe the dollar value of long-term equity awards provided to our NEOs is appropriate.

We believe that equally balancing long-term equity incentive compensation awards between stock options and PSRs results in long-term compensation that drives performance both in the stock market and against our peer group. This mix of stock options and PSRs also supports our ongoing management of shareholder dilution and reduces our historical dependence on stock options. Assigning a dollar value to these grants helps the executive officers understand the true value of their equity compensation, and also helps us to manage our compensation costs for each executive officer.

Information with respect to the grant date fair value and the number of stock options issued to our NEOs in fiscal 2007 for performance in fiscal 2006 can be found in the 2007 Grants of Plan Based Awards Table on page 28. On October 9, 2007, the Compensation Committee approved the following stock option awards to the following NEOs for fiscal 2007 performance:

Name	Stock Options
Howard R. Levine	165,367
R. James Kelly	121,334
Robert A. George	26,934
Charles S. Gibson	26,667
Kenneth T. Smith	13,334

In connection with his promotion to Senior Vice President and Chief Financial Officer of Family Dollar, Mr. Smith was awarded an additional 3,793 stock options in April 2007.

Why does the Company choose to make long-term equity incentive awards in the form of stock options?

Stock options are designed to reward NEOs and other eligible Associates for building long-term shareholder value, as represented by the price of our common stock. We award stock options because they provide value to our executive officers only if the price of our common stock appreciates between the grant date and the exercise date, and the executive remains employed with Family Dollar until the stock option vests (subject to certain retirement provisions, as further described below). Accordingly, stock option awards help us achieve the primary goals of our executive compensation program: they assist our retention efforts by encouraging our executive officers to remain employed with Family Dollar for the full term of the stock option, and they align the interests of our NEOs directly with the interests of our stockholders.

For a description of the terms of our stock option awards, see footnote (3) in the Summary Compensation Table on page 26.

What is the purpose of the PSR program?

We believe that the PSR program focuses our officers on financial performance factors that are critical to driving long-term value for our stockholders, while also recognizing that the potential to achieve such performance is, in part, subject to various macroeconomic and other factors that are beyond the control of our executive officers. We believe that measuring our performance against other retail companies provides a compensation for performance system that is both appropriately competitive and rewarding. The award of common stock under the PSR program rewards our officers if our performance relative to the peer group meets certain hurdles during periods where the stock options held by our officers may have a diminished value as a result of factors impacting the entire retail channel.

How does the Performance Share Rights program work?

PSRs are awarded under the 2006 Plan, and according to the terms of the 2006 Incentive Plan Guidelines for Long-term Incentive Performance Share Rights Awards. PSRs are not outright awards of stock. Instead, when an Associate is awarded PSRs, that Associate receives a right to be issued shares of our common stock, if we perform at a certain level (as compared to a selected peer group of companies) (the “Performance Peer Group”) over the relevant performance period. Our performance is determined by analyzing our net income growth (“earnings growth”) and average annual return on equity (“ROE”). Each of these factors is given equal weight. PSRs generally cover a three-year performance period. However, we made one-year performance period awards in fiscal 2006 and 2007 as part of the implementation of the new program and to transition from our prior heavy reliance on stock option grants.

Each Associate who receives PSRs is assigned a “target” number of shares. These shares are actually awarded to the Associate at the end of the performance period if we are at the 50th percentile as compared to our Performance Peer group for earnings growth and ROE. If our performance is above or below the 50th percentile, the number of shares will be adjusted upward or downward as appropriate. Associates will not receive any award if our performance is below the 30th percentile. Associates can receive up to a maximum of twice the “target” award if our relative performance is above the 90th percentile. The percentage of the “target” award received for various performance levels is summarized below:

Performance Against Selected Peer Group	Percent of Award Adjustment (to Target Award)
100th Percentile	200%
75th Percentile	150%
50th Percentile	100%
40th Percentile	75%
30th Percentile	25%
<30th Percentile	0%

For both the three-year performance period of fiscal 2007-2009 and the one-year fiscal 2007 performance period, our Performance Peer Group for the purpose of determining PSR awards included the following 18 companies: 99 Cents Only Stores, Big Lots, Casey’s General Stores, Cato, CVS, Dollar General, Dollar Tree

Stores, Fred’s, Kohl’s Department Stores, Longs Drug Stores, Office Depot, Payless ShoeSource, SuperValu, Target Corporation, TJX Companies, Inc., The Pantry, Inc., Walgreens and Wal-Mart Stores, Inc.

On October 9, 2007, the Compensation Committee approved the following target PSR awards to the NEOs for the three-year performance period of fiscal 2008—fiscal 2010:

Name	Target PSR Award
Howard R. Levine	51,527
R. James Kelly	37,807
Robert A. George	8,393
Charles S. Gibson, Jr.	8,310
Kenneth T. Smith	4,155

In August 2007, the Committee reviewed the companies in the Performance Peer Group in light of trends in the discount dollar marketplace and changes in strategy by other retailers. For fiscal 2008-2010, our Performance Peer Group includes: 99 Cent Only Stores, Advance Auto Parts, Big Lots, Casey’s General Stores, Cato, CVS/Caremark Corp., Dollar Tree Stores, Duckwall-Alco, Fred’s, Kohl’s Department Stores, Longs Drug Stores, Payless ShoeSource, Rite Aid Corp., Ross Stores, SuperValu, Target Corporation, The Pantry, Inc., Walgreens and Wal-Mart Stores, Inc.

How does the Company select its peer group?

The Compensation Committee reviews the Performance Peer Group annually, making adjustments as appropriate. Each year, management and the Compensation Committee’s consultants provide data on the Performance Peer Group companies to the Compensation Committee. This data includes financial data as well as publicly announced retail strategies for each company. Generally, members of the Performance Peer Group must:

•	be a publicly traded retailer based in the United States;

•	have similar customer traffic to Family Dollar;

•	have overlapping merchandise lines with Family Dollar; and/or

•	maintain a similar focus on real estate management.

Based on these criteria, the Committee revised the Performance Peer Group for the 2008-2010 performance period, as described above.

When does the Company issue equity awards?

We have adopted a policy of making equity awards on pre-established dates to avoid any concern that grant dates have been selected based upon the release of material information about our performance. Annual equity awards for all eligible participants in our equity plans, including NEOs, are presented to the Compensation Committee for approval at a Compensation Committee meeting scheduled for the first Tuesday after our fiscal year end earnings release. Equity awards are occasionally given to Associates throughout the year, but only if the Associate is hired or promoted into a new position. For newly hired or promoted officers at or above the level of Vice President, equity awards are approved by the Compensation Committee at a meeting held on the first Tuesday after each monthly sales release. For newly hired or promoted officers below the level of Vice President, equity awards are approved by the Equity Award Committee on that same Tuesday. The exercise price for all stock options is determined by the closing price of our common stock on the date the option grant is approved. The grant date for all equity awards is the date the awards are approved by the Compensation Committee or the Equity Award Committee.

What perquisites does the Company offer to its executives?

NEOs (along with selected other senior executives) participate in a Medical Expense Reimbursement Plan and are offered executive disability insurance coverage paid by Family Dollar. Pursuant to his employment agreement, Mr. Levine also is entitled to non-exclusive personal use of Family Dollar aircraft, subject to certain limits established by the Board each year. For the 2007 fiscal year, the Board limited Mr. Levine’s personal use of Family Dollar aircraft to 70 hours, of which Mr. Levine used 45 hours. Mr. Levine’s personal use of Family Dollar aircraft is reviewed annually by the Committee and is considered by the Committee in setting Mr. Levine’s Total Direct Compensation each year.

We believe the perquisites offered by Family Dollar are minimal in cost and necessary to attract and retain talented executives because many of our competitors offer similar benefits. With the exception of Mr. Levine’s use of our aircraft, we do not offer NEOs any perquisites other than those benefits generally available to all of our Associates, except as further described in Note 5 to the “Summary Compensation Table” in this Proxy Statement. Accordingly, we view these perquisites as reasonable and necessary to our compensation program.

Why does the Company offer severance and change-in-control benefits to its executives?

Employment agreements with executives and the 2006 Plan require us to provide compensation or other benefits to NEOs when those individuals are terminated under certain circumstances or there is a change in control. For a description of the terms of these arrangements, see “Potential Payments Upon Termination Or Change Of Control” in this Proxy Statement.

We have established these arrangements for the following reasons:

•	We believe it is in the best interests of Family Dollar to ensure that executive officers will remain dedicated to Family Dollar even if there is a threat or occurrence of a change in control;

•	We believe it is important to reduce any distractions to our executive officers that might be caused by the uncertainties and risks created by a pending or threatened change of control; and

•

Similarly-situated companies provide similar benefits to their executives, so that providing these severance and change of control benefits is necessary for us to remain competitive and to attract and retain talented executives.

The Compensation Committee re-evaluates these provisions periodically as it deems appropriate to ensure that these purposes are being achieved.

What type of retirement benefits does the Company provide to its executives?

Incentive Plan Retirement Provisions

The Family Dollar Stores 1989 Non-Qualified Stock Option Plan (“the 1989 Plan”) and the 2006 Plan contain provisions that allow eligible retirees to continue to exercise stock options after the date of their retirement. Specifically, these provisions provide that stock options held by qualifying retirees at the time of their retirement shall continue to vest and be exercisable in accordance with the terms of each Plan. In order to take advantage of this benefit, an Associate must: (a) voluntarily terminate his or her employment, (b) at age sixty or older, and (c) after a minimum of ten years of service to Family Dollar. Additionally, retirees must agree to abide by certain non-compete and non-solicitation provisions for a period of five years. The provision of the 1989 Plan which allows retired Associates to exercise stock options only applies to options that were (i) unvested as of January 20, 2005, or (ii) vested, but “underwater” as of that date.

Deferred Compensation Plan

The Family Dollar Compensation Deferral Plan (the “Deferred Compensation Plan”) allows certain Associates, including NEOs, to defer receipt of up to 50% of their salary and 75% of their bonus payments. We provide this benefit to attract and retain talented executives, as most of our competitors provide a similar benefit to their executive officers. For a description of the material terms of the Deferred Compensation Plan, see “Nonqualified Deferred Compensation” in this Proxy Statement.

401(k) Plan

We offer a 401(k) savings plan for all eligible Associates. Our matching contribution is 50% of Associate contributions up to 3% of base salary or bonus pay, subject to plan and Internal Revenue Code limits.

Does the Company provide employment contracts to NEOs?

We have employment agreements with the Chairman of the Board and CEO, Howard R. Levine; the President and Chief Operating Officer, R. James Kelly; Executive Vice President Robert A. George; Executive Vice President Charles S. Gibson, Jr.; and Executive Vice President Barry Sullivan. Under these employment agreements, each executive officer is entitled to certain compensation and benefits. The officers also agree to certain non-competition and non-solicitation covenants. For more information, see “Employment Agreements with Named Executive Officers” in this Proxy Statement.

Presently, we do not have employment agreements with any other executive officer.

Other Executive Officer Compensation Matters

Does the Company have stock ownership guidelines for its executives?

Yes, we have stock ownership guidelines for our executives. We believe our executive officers should hold a substantial equity interest in Family Dollar so that their interests are aligned with those of our stockholders. The Board has established stock ownership guidelines for all officers who hold the position of Vice-President or above. Under the guidelines, those officers are required to achieve ownership of our common stock in an amount equal to some multiple of the officer’s annual base salary, as set forth below. Until an officer achieves those ownership goals, he or she is required to retain 25% of the net value (after the exercise price of any options and after applicable taxes) of any equity award in Family Dollar stock.

Position	Stock Ownership Guidelines Multiple
Chief Executive Officer	5x annual base salary
Executive Vice Presidents, Chief Financial Officer, Chief Operating Officer or President	3x annual base salary
Senior Vice Presidents	2x annual base salary
Vice Presidents	1x annual base salary

Does the Company consider the tax consequences of executive compensation when designing compensation packages?

Deductability. Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation in excess of $1 million paid to the CEO or any of the three other highest paid executive officers in any taxable year if that income is not “performance-based,” as defined in Section 162(m). Our stockholders have approved the 1989 Plan and the 2006 Plan for the purpose of preserving the future deductibility of all compensation paid under these plans. We fully consider Section 162(m) when determining executive compensation packages, and we believe that all applicable executive officer compensation paid in fiscal 2007 met the deductibility requirements of Section 162(m).

As set forth in “Proposal No. 2” contained in this Proxy Statement, we have requested that our stockholders approve an amendment to the 2006 Plan to authorize payments of performance-based cash awards or other cash-based awards that may be paid to any plan participant during any one calendar year up to a maximum of $3,000,000. We believe that this amendment is necessary to remain competitive with the compensation practices of our peers and fully reward outstanding performance under the Cash Bonus Award Guidelines.

FAS 123(R). We began accounting for share-based payments, including stock options and PSRs, pursuant to FAS 123(R) on August 27, 2006.

Internal Revenue Code Section 409A (“Section 409A”). All awards issued under the 2006 Plan are intended to comply with Section 409A.

How does the Company establish compensation for other executive officers who are not NEOs?

Our CEO, with the assistance of other executive officers, reviews compensation materials to determine the compensation packages of the Senior Vice Presidents who are not NEOs. These materials are similar to those reviewed by management and the Compensation Committee when setting compensation for the NEOs. The CEO reviews proposed compensation packages with the Compensation Committee and obtains approval for all equity grants made to officers at the level of Vice President or above.

Based on all information available to us, we believe the total compensation packages offered to all of our executive officers are reasonable, competitive and designed to achieve our compensation goals.

Does the Company have a “clawback” policy?

In the event we restate our financial results within twelve months of the payment of a Target Bonus due to material non-compliance by Family Dollar with any financial reporting requirements of the federal securities laws, as a result of intentional misconduct (as determined by the independent members of the Board under our Corporate Governance Guidelines), our executive officers are required to reimburse Family Dollar the difference between (x) the amount of the bonus actually awarded to the executive officer and (y) the amount of the bonus such executive officer would have received had the amount of the bonus been calculated based on the restated financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above section titled “Executive Compensation—Compensation Discussion and Analysis” with management, and, based on that review and those discussions, recommended to the Board of Directors that the section be included in this Proxy Statement.

This report is submitted by Sharon Allred Decker, Edward C. Dolby, James G. Martin and Dale C. Pond, as the members of the Compensation Committee.

2007 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during fiscal 2007 by the NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation(1)		All Other Compensation ($)(4)		Total ($)
Howard R. Levine	2007	825,280	—		1,261,286	857,781		859,116	(5)	97,448	(6)	3,900,911
Chairman of the Board and	2006	728,585	—		499,842	874,617		857,537	(7)	99,360	(6)	3,059,941
Chief Executive Officer (Principal Executive Officer)

R. James Kelly	2007	620,446	—		881,786	1,322,481	(9)	484,568	(5)	20,107		3,329,388
President and Chief	2006	465,774	—		319,899	659,228		408,950	(7)	20,725		1,874,576
Operating Officer(8) (Former Principal Financial Officer)

Robert A. George	2007	387,792			250,363	189,045		207,857	(5)	16,136		1,151,193
Executive Vice President-	2006	353,711	50,000	(10)	116,637	143,327		214,343	(7)	41,222	(11)	919,240
Chief Merchandising Officer

Charles S. Gibson, Jr.	2007	350,782	—		231,663	200,435		188,019	(5)	15,522		986,421
Executive Vice President-Supply Chain	2006	308,901	—		99,968	243,574		193,840	(7)	15,475		861,758

Kenneth T. Smith(12)	2007	205,047	—		51,843	34,935		78,278	(5)	12,986		383,089
Senior Vice President-Chief Financial Officer (Principal Financial Officer)

(1)	Includes amounts deferred by certain NEOs pursuant to the Deferred Compensation Plan.

(2)

The amounts shown in this column indicate the dollar amount of compensation cost we recognized in fiscal 2006 and 2007 pursuant to FAS 123R for PSRs. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 to the Consolidated Financial Statements included in each of our fiscal 2006 and fiscal 2007 Annual Reports for a discussion of the relevant assumptions made in these valuations.

(3)

The amounts shown in this column indicate the dollar amount of compensation cost we recognized in fiscal 2006 and 2007 pursuant to FAS 123R for stock option awards. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 9 to the Consolidated Financial Statements included in each of our fiscal 2006 and fiscal 2007 Annual Reports for a discussion of the relevant assumptions made in these valuations.

Stock option awards under our 2006 Non-Qualified Stock Option Grant Program adopted pursuant to the 2006 Plan have the following terms:

•	The exercise price for each option is the closing price of Family Dollar stock on the date the option grant is approved;

•	Options have a term of five years, and no portion of the option award can be exercised for at least two years from the date of the grant;

•	Options become exercisable in cumulative installments of not more than 40% of the number of shares subject to the option after two years, 70% after three years, and 100% after four years; and

•	Grants do not include reload provisions, and repricing of options is prohibited without stockholder approval.

(4)

All Other Compensation for fiscal 2007 includes insurance premiums paid for each NEO in the following amounts: (i) $39 for short term disability insurance coverage for each NEO, (ii) $3,080 for long term disability insurance coverage for each NEO (except Mr. Smith, for whom the premium was $2,031), and (iii) $6,444 for personal umbrella liability insurance coverage for Mr. Levine. For each NEO, this column also includes our contributions to the 401(k) plan, premiums for term life insurance (including accidental death and dismemberment coverage), executive disability insurance coverage and our Medical Expense Reimbursement Program (“MERP”), as follows:

Name	401(k) ($)	Term Life Insurance ($)	Executive Disability ($)	MERP Plan ($)
Howard R. Levine	3,697	2,200	4,589	5,584
R. James Kelly	3,375	2,200	5,814	5,599
Robert A. George	3,016	1,650	3,034	5,317
Charles S. Gibson, Jr.	3,671	1,496	1,909	5,327
Kenneth T. Smith	3,831	863	905	5,317

All such amounts were determined by reference to the cash costs we paid for the item.

(5)

Represents amounts earned under the Cash Bonus Awards Guidelines in fiscal 2007 but paid in fiscal 2008. In fiscal 2007, we exceeded our target pre-tax earnings goal by approximately 2% (excluding the impact of $22 million in expenses and settlement costs related to certain stockholder derivative actions).

(6)

Includes the incremental cost to Family Dollar of Mr. Levine’s personal use of our aircraft which amounted to $71,815 in fiscal 2007 and $73,433 in fiscal 2006. We determine the incremental cost of Mr. Levine’s personal use of Family Dollar aircraft by multiplying the total of Mr. Levine’s personal flight hours in a fiscal year (including “dead head” hours), by the per hour incremental cost of all Family Dollar aircraft for the same fiscal year. The incremental aircraft cost per hour is determined by adding the cost of fuel, repairs, supplies, crew travel and meals, landing and trip-related hangar and parking costs, and then dividing that figure by the total annual flight hours for all Family Dollar aircraft.

(7)

Represents amounts earned under our Incentive Profit Sharing Plan in fiscal 2006 but paid in fiscal 2007. The Incentive Profit Sharing Plan was replaced by the Cash Bonus Awards Guidelines in October of 2006.

(8)	Mr. Kelly served as the interim Principal Financial Officer from August 2006 until Mr. Smith assumed the role of Principal Financial Officer in April 2007.

(9)

Pursuant to FAS 123R, the compensation expense we recognized in fiscal 2007 with respect to Mr. Kelly includes expense related to unvested stock options which Mr. Kelly would have the right to exercise after termination with Family Dollar due to retirement pursuant to the terms of the 1989 and 2006 Plans.

(10)	Represents a signing bonus paid in connection with Mr. George’s employment.

(11)	Includes $25,078 in customary relocation expenses for which Mr. George was reimbursed in fiscal 2006.

(12)

Mr. Smith was promoted to the position of Senior Vice President and Chief Financial Officer in April 2007. Accordingly, we have not included information regarding Mr. Smith’s compensation for fiscal 2006.

2007 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to our NEOs during fiscal 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Plan	Grant Date(5)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Howard R. Levine	(1)	10/3/2006							150,000	29.41	1,183,500
	(2)	10/3/2006	412,640	825,280	1,000,000
	(3)	10/3/2006				3,125	12,500	25,000			367,625
	(4)	10/3/2006				9,375	37,500	75,000			1,102,875

R. James Kelly	(1)	10/3/2006							110,000	29.41	867,900
	(2)	10/3/2006	232,667	465,335	698,002
	(3)	10/3/2006				2,292	9,167	18,334			269,601
	(4)	10/3/2006				6,875	27,500	55,000			808,775

Robert A. George	(1)	10/3/2006							21,845	29.41	172,357
	(2)	10/3/2006	94,233	193,896	311,397
	(3)	10/3/2006				557	2,229	4,458			65,555
	(4)	10/3/2006				1,672	6,687	13,374			196,665

Charles S. Gibson, Jr.	(1)	10/3/2006							21,340	29.41	168,373
	(2)	10/3/2006	85,240	175,391	281,678
	(3)	10/3/2006				545	2,178	4,356			64,055
	(4)	10/3/2006				1,633	6,532	13,064			192,106

Kenneth T. Smith	(1)	10/3/2006							3,157	29.41	24,909
	(7)	10/3/2006	15,571	33,129	56,651
	(3)	10/3/2006				81	323	646			9,499
	(4)	10/3/2006				242	967	1,934			28,439
	(8)	4/17/2007							3,793	31.76	32,658
	(9)	4/17/2007	17,788	37,846	64,717
	(10)	4/17/2007				41	161	322			5,113
	(11)	4/17/2007				137	545	1090			17,309
	(12)	4/17/2007				289	1,154	2,308			36,651

(1)	Represents stock option awards granted pursuant to the 2006 Plan in fiscal 2007 for performance in fiscal 2006.

(2)

Represents threshold, target and maximum payout levels pursuant to the awards granted under the Cash Bonus Awards Guidelines. The actual amount earned by each NEO in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For more information regarding the Cash Bonus Awards Guidelines, see the discussion in “Compensation Discussion and Analysis” in this Proxy Statement. The maximum payout to Mr. Levine may not exceed $1,000,000 pursuant to the 2006 Plan. See “Proposal No. 2” below.

(3)

Represents threshold, target and maximum payout levels pursuant to PSR awards for the fiscal 2007 one-year performance period. See “Option Exercises and Stock Vested” table below for information on the shares actually issued for fiscal 2007 performance pursuant to these awards.

(4)

Represents threshold, target and maximum payout levels pursuant to three-year PSR awards for the fiscal 2007–2009 performance period. These awards were granted in fiscal 2007 for performance in fiscal 2006.

(5)	In each case, the grant date is the same as the Compensation Committee approval date.

(6)

The amounts shown in this column indicate the grant date fair value of stock (PSRs) and option awards computed in accordance with FAS 123R. See Note 9 to the Consolidated Financial Statements included in our 2007 Annual Report for a discussion of the relevant assumptions made in these valuations.

(7)

Represents threshold, target and maximum payout levels pursuant to the award granted under the Cash Bonus Awards Guidelines for the portion of fiscal 2007 prior to Mr. Smith’s promotion to Senior Vice President–Chief Financial Officer.

(8)	Represents stock option award granted in connection with Mr. Smith’s promotion to Senior Vice President-Chief Financial Officer.

(9)

Represents threshold, target and maximum payout levels pursuant to the award granted under the Cash Bonus Awards Guidelines for the portion of fiscal 2007 following Mr. Smith’s promotion to Senior Vice President–Chief Financial Officer.

(10)

Represents threshold, target and maximum payout levels pursuant to the one-year PSR award granted in connection with Mr. Smith’s promotion to Senior Vice President-Chief Financial Officer. See “Option Exercises and Stock Vested” table below for information on the shares actually issued for fiscal 2007 performance pursuant to these awards.

(11)

Represents threshold, target and maximum payout levels pursuant to the three-year PSR award for the fiscal 2006–2008 performance period granted in connection with Mr. Smith’s promotion to Senior Vice President-Chief Financial Officer.

(12)

Represents threshold, target and maximum payout levels pursuant to the three-year PSR award for the fiscal 2007–2009 performance period granted in connection with Mr. Smith’s promotion to Senior Vice President-Chief Financial Officer.

Employment Agreements. We have entered into employment agreements with Chairman of the Board and CEO Howard R. Levine; President and Chief Operating Officer R. James Kelly; and Executive Vice Presidents Robert A. George, Charles S. Gibson, Jr. and Barry W. Sullivan. The employment agreements each provide for a one-year rolling term, which automatically extends each month for an additional month; provided, that either party may terminate the extensions by written notice to the other party. The employment agreements provide for a weekly base salary, subject to annual review by the Board, and for annual cash bonuses pursuant to our Cash Bonus Award Guidelines. Subject to certain terms and conditions contained therein, the employment agreements provide that we will pay severance equal to one year’s base salary if we terminate the employment agreement prior to its expiration; provided that such termination is not for Cause or a result of Medical Disability (as those terms are defined in the employment agreements). The employment agreements also provide for payments of pro-rata bonus amounts under the 2006 Plan upon a termination that is not for Cause. The employment agreements prohibit the officers from engaging in activities that compete with Family Dollar (with the definition of competitive companies for such purpose being narrower in scope in the agreements for Messrs. George, Gibson and Sullivan) and from soliciting our Associates for one year after the termination of their respective agreements, regardless of the reason for termination.

Mr. Levine’s employment agreement was amended in August 2006 to memorialize the Company’s approval of the non-exclusive personal use of Family Dollar aircraft, subject to certain limits and conditions established by the Board each year. The Board has presently limited Mr. Levine’s personal usage of the aircraft to 70 hours for fiscal 2007.

Presently, no other executive officer is a party to an employment agreement with Family Dollar.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning option awards and stock awards held by our NEOs as of September 1, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Howard R. Levine	175,000	(3)	—		28.25	09/26/07	16,038	(4)	469,593
	200,000	(5)(6)	—		40.75	09/28/08	45,638	(7)	1,336,281
	80,000	(8)	120,000	(8)	27.00	10/04/09	48,113	(9)	1,408,749
	—		150,000	(10)	19.75	09/27/10
	—		150,000	(11)	29.41	10/03/11

R. James Kelly	100,000	(3)	—		28.25	09/26/07	11,762	(4)	344,391
	110,000	(5)(12)	—		40.75	09/28/08	29,208	(7)	855,210
	66,000	(8)	44,000	(8)	27.00	10/04/09	35,283	(9)	1,033,086
	—		95,000	(10)	19.75	09/27/10
			110,000	(11)	29.41	10/03/11

Robert A. George	30,000	(13)	45,000	(13)	21.25	08/17/10	2,860	(4)	83,741
	—		35,000	(10)	19.75	09/27/10	10,649	(7)	311,803
			21,845	(11)	29.41	10/03/11	8,579	(9)	251,193

Charles S. Gibson, Jr.	60,000	(5)	—		40.75	09/28/08	2,795	(4)	81,838
	24,000	(8)	36,000	(8)	27.00	10/04/09	9,128	(7)	267,268
	—		35,000	(10)	19.75	09/27/10	8,381	(9)	245,396
	—		21,340	(11)	29.41	10/03/11

Kenneth T. Smith	10,000	(3)	—		28.25	09/26/07	621	(4)	18,183
	10,000	(5)	—		40.75	09/28/08	2,185	(7)	63,977
	4,000	(8)	6,000	(8)	27.00	10/04/09	2,722	(9)	79,700
	—		5,000	(10)	19.75	09/27/10
	—		3,157	(11)	29.41	10/03/11
	—		3,793	(14)	31.76	04/07/12

(1)

Options granted under the 1989 and 2006 Plans vest in increments of 40% on the second anniversary of the grant date; 70% on the third anniversary of the grant date; and 100% on the fourth anniversary of the grant date. All options expire on the fifth anniversary of the grant date.

(2)	Reflects value of unearned PSRs by reference to the closing price of Family Dollar common stock on the last trading day in fiscal 2007 (August 31, 2007) of $29.28 per share.

(3)

This option was granted on September 26, 2002, under the 1989 Plan, and no portion of the option could be exercised until September 26, 2004. Thereafter, the option became exercisable in cumulative installments of not more than 40% of the number of shares subject to the option on or after September 27, 2004; 70% on or after September 27, 2005; and 100% on or after September 27, 2006. These options expired unexercised on the expiration date.

(4)

Represents awards of PSRs made in fiscal 2007 for performance in fiscal 2006 under a one-year performance period. PSRs are earned and convert to the right to receive shares of Family Dollar common stock based on our average annual return on equity (“ROE”) and pre-tax net income growth rate relative to a selected peer group of companies over the performance period. The number of shares reflects actual achievement against the performance goals equivalent to fiscal 2007 performance at approximately the 64th percentile in relation to our peer group for earnings growth and ROE. This level of performance resulted in an award of 128.3% of the target PSR award and accordingly, these shares of common stock were issued to our NEOs on October 9, 2007.

(5)

This option was granted on September 29, 2003, under the 1989 Plan, and became fully vested on September 29, 2005, as a result of our stock option acceleration program. This program was described in our Form 8-K report filed with the SEC on August 24, 2005.

(6)

Pursuant to the Settlement Agreement, Mr. Levine voluntarily relinquished 18,000 shares of this option upon Final Approval of the Settlement Agreement (as that term is defined in the Settlement Agreement) on September 28, 2007.

(7)

Represents awards of PSRs made in fiscal 2006 for performance in fiscal 2005 under a three-year performance period (fiscal 2006 – 2008). The number of shares reflected assumes achievement against the performance goals equivalent to actual fiscal 2006 and fiscal 2007 performance at approximately the 61st percentile in relation to our peer group for earnings growth and ROE. This level of performance, if sustained for the full three-year performance period, would result in an award of 121.7% of the target PSR award.

(8)

This option was granted on October 5, 2004, under the 1989 Plan, and no portion of the option could be exercised until October 5, 2006. The option became exercisable in cumulative installments of not more than 40% of the number of shares subject to the option on or after October 5, 2006, and an additional 30% on October 5, 2007; the remaining 30% will vest on or after October 5, 2008.

(9)

Represents awards of PSRs made in fiscal 2007 for performance in fiscal 2006 under a three-year performance period (fiscal 2007 – 2009). The number of shares reflected assumes achievement against the performance goals equivalent to fiscal 2007 performance at approximately the 64th percentile in relation to our peer group for earnings growth and ROE. This level of performance, if sustained for the full three-year performance period, would result in an award of 128.3% of the target PSR award.

This amount does not include award of PSRs that were made in fiscal 2007 for performance in fiscal 2006 under a one-year performance period.

(10)

This option was granted on September 28, 2005, under the 1989 Plan, and no portion of the option could be exercised until September 28, 2007. The option became exercisable in cumulative installments of not more than 40% of the number of shares subject to the option on or after September 28, 2007, and will continue to vest on the following schedule: 70% on or after September 28, 2008; and 100% on or after September 28, 2009.

(11)

This option was granted on October 3, 2006, under the 2006 Plan and no portion of the option may be exercised prior to October 3, 2008. Thereafter, the option will be exercisable in cumulative installments of not more than 40% of the number of shares subject to the option on or after October 3, 2008; 70% on or after October 3, 2009; and 100% on or after October 3, 2010.

(12)

Pursuant to the Settlement Agreement, Mr. Kelly voluntarily relinquished 7,000 shares of this option upon Final Approval of the Settlement Agreement (as that term is defined in the Settlement Agreement) on September 28, 2007.

(13)

This option was granted on August 18, 2005, under the 1989 Plan in connection with Mr. George’s employment, and no portion of the option was exercisable prior to August 18, 2007. Thereafter, the option became exercisable in cumulative installments of not more than 40% of the number of shares subject to the option on or after August 18, 2007; and will continue to vest on the following schedule: 70% on or after August 18, 2008; and 100% on or after August 18, 2009.

(14)

This option was granted on April 7, 2007, under the 2006 Plan in connection with Mr. Smith’s promotion to Senior Vice President and Chief Financial Officer, and no portion of the option may be exercised prior to April 7, 2009. Thereafter, the option will be exercisable in cumulative installments of not more than 40% of the number of shares subject to the option on or after April 7, 2009; 70% on or after April 7, 2010; and 100% on or after April 7, 2011.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth stock option exercises by our NEOs in fiscal 2007 and stock awards vested in fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Howard R. Levine	—	—	14,000	411,740
R. James Kelly	—	—	8,960	263,514
Robert A. George	—	—	3,268	96,112
Charles S. Gibson, Jr.	50,000	169,500	2,800	82,348
Kenneth T. Smith	10,000	34,400	468	13,764

(1)	Reflects the value as calculated by the difference between the market price of Family Dollar common stock on the date of exercise, and the exercise price of the stock options.

(2)

Represents shares issued in fiscal 2007 under the one-year PSR program for fiscal 2006 performance. Because we performed at the 56th percentile compared to our peer group for net income growth and ROE, our NEOs earned 112% of the target number of PSRs pursuant to the one-year PSR award made in fiscal 2006.

Our peer group for the fiscal 2006 performance period consisted of the following companies: 7-Eleven, 99 Cent Only Stores, Big Lots, Casey’s General Stores, Cato, CVS, Dollar General, Dollar Tree Stores, Fred’s, Kohl’s Department Stores, Longs Drug Stores, Office Depot, Payless ShoeSource, Shopko, SuperValu, Target Corporation, TJX Companies, Inc., The Pantry, Inc., Walgreens and Wal-Mart Stores, Inc.

(3)	Determined by reference to the closing price of Family Dollar common stock on October 3, 2006, the date such shares vested. The closing price on such date was $29.41.

NON-QUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan allows certain Associates, including NEOs, to defer receipt of up to 50% of their salary and 75% of their bonus payments. We do not match amounts that are deferred by any Associate, and we do not fund the Deferred Compensation Plan or provide any interest rate subsidy. In general, participants in the Deferred Compensation Plan can elect to have benefits paid in either a specified year, or following separation from service. The benefit payments can be taken in either a lump sum payment or in annual installments over five or ten years. Payments under the plan begin as soon as administratively feasible six months after an Associate’s separation from service, unless an Associate has elected to receive payments prior to separation from service in a specified year. Participants may elect to accrue a return on the deferred compensation by electing certain investments that are similar to those offered under our 401(k) benefit plan for all eligible Associates.

The following table provides information about the participation by each NEO in our Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Howard R. Levine	39,726	34,582	468,883
R. James Kelly	59,737	104,067	1,265,885
Robert George	43,439	5,872	21,913
Charlie Gibson	82,231	21,782	251,483
Kenneth T. Smith	10,338	15,943	152,607

(1)	Reflects amounts which are also reported as compensation in the Summary Compensation Table on page 26.

(2)

We do not provide above-market earnings on amounts deferred under the Deferred Compensation Plan. Therefore, pursuant to SEC regulations, these amounts are not reported in the Summary Compensation Table.

(3)	Reflects amounts which were included in compensation reported in the Summary Compensation Table for fiscal 2007 and for prior fiscal years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into employment agreements and maintain incentive plans that will require us to provide compensation or other benefits to our NEOs in connection with certain events related to a termination of employment or change in control.

Employment Agreements

Under their employment agreements, as described in the narrative following the Grants of Plan-Based Awards Table, our NEOs (with the exception of Mr. Smith, who is not party to an employment agreement) would, upon termination other than for “Cause” or “Medical Disability” (as those terms are defined in the employment agreements), become entitled to receive the following severance benefits:

•	one year of base salary payable in twelve monthly installments; and

•	a pro-rata payout under our annual cash bonus plan.

Under each employment agreement, our obligations to provide the severance benefits described above to any NEO are contingent on the NEO’s compliance with the non-competition, non-solicitation and confidentiality covenants contained in the employment agreement, as described in the narrative following the Grants of Plan-Based Awards table. In addition, if the NEO obtains new employment during the severance period the monthly severance payment would be reduced by the amount of monthly compensation payable to the NEO under the new employment arrangement.

2006 Plan

Under the 2006 Plan, in the event of a “Change in Control” (as that term is defined in the 2006 Plan), if the acquiring company does not assume the obligation to perform under the 2006 Plan with respect to outstanding awards, or if within two years following the change in control, a participating Associate is terminated from employment without “Cause” (as that term is defined in the 2006 Plan) or the participant resigns for “Good Reason” (as defined in the 2006 Plan), then:

•	outstanding options and PSRs would immediately vest; and

•	the target payout opportunities attainable under the Cash Bonus Award Guidelines and outstanding PSRs would be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of (1) an assumed achievement of all relevant performance goals at the “target” level, or (2) the actual level of achievement of all relevant performance goals against the target, as of Family Dollar’s fiscal quarter end preceding such Change in Control.

In either case, participants would be paid a prorated award based upon the length of the performance period that has elapsed prior to the date of the Change in Control or termination of employment. In addition, if a PSR award is not assumed by the acquiring company, the participant will have the opportunity to earn the remaining portion of the award not paid out upon the change in control.

In addition, if a participant’s employment is terminated as a result of death, Disability or Retirement (as those terms are defined in the 2006 Plan), or without Cause (as that term is defined in the employment agreements for all NEOs other than Mr. Smith; as defined in the 2006 Plan for Mr. Smith), awards of PSRs will be made based on Family Dollar’s performance at the end of the three-year performance period immediately preceding the date of termination and prorated for the performance period completed prior to such termination.

Estimated Post-Employment Compensation and Benefits

The following table sets forth the estimated post-employment compensation and benefits that would have been payable to each of our NEOs under their employment agreements and our various incentive plans, assuming that each covered circumstance under such arrangements occurred on August 31, 2007, the last business day of fiscal 2007.

Name	Benefits and Payments	Termination without Cause ($)	Change of Control ($)	Medical Disability ($)	Death ($)
Howard R. Levine	Severance Pay(1)	800,000	—	—	—
	Target Bonus Award(2)	859,116	859,116	859,116	859,116
	Performance Share Rights(3)	1,830,015	1,830,015	1,830,015	1,830,015
	Employee Stock Options(4)	—	—	—	—

	Total	3,489,131	2,689,131	2,689,131	2,689,131

R. James Kelly	Severance Pay(2)	600,000	—	—	—
	Target Bonus Award(2)	484,568	484,568	484,568	484,568
	Performance Share Rights(3)	1,258,889	1,258,889	1,258,889	1,258,889
	Employee Stock Options(4)	—	—	—	—

	Total	2,343,457	1,743,457	1,743,457	1,743,457

Robert A. George	Severance Pay(1)	375,000	—	—	—
	Target Bonus Award(2)	207,856	207,856	207,856	207,856
	Performance Share Rights(3)	375,340	375,340	375,340	375,340
	Employee Stock Options(4)	—	—	—	—

	Total	958,196	583,196	583,196	583,196

Charles S. Gibson, Jr.	Severance Pay(1)	340,000	—	—	—
	Target Bonus Award(2)	188,019	188,019	188,019	188,019
	Performance Share Rights(3)	341,801	341,801	341,801	341,801
	Employee Stock Options(4)	—	—	—	—

	Total	869,820	529,820	529,820	529,820

Kenneth T. Smith	Severance Pay	—	—	—	—
	Target Bonus Award(2)	—	78,278	78,278	78,278
	Performance Share Rights(3)	87,384	87,384	87,384	87,384
	Employee Stock Options(4)	—	—	—	—

	Total	87,384	165,662	165,662	165,662

(1)	Represents severance pay equal to 12 months of each NEO’s fiscal 2007 base salary.

(2)

Represents the 2007 award granted under the Cash Bonus Award Guidelines, as set forth in the Summary Compensation table, pursuant to the 2006 Plan and the Employment Agreements for each NEO, other than Mr. Smith, who is not a party to an employment agreement.

(3)

In each case, except in the event of a Change in Control, the target payout opportunities under the PSRs are paid on a ratable basis as of the date of the participant’s Termination without Cause, Medical Disability or Death. Under the 2006 Plan, the executive would receive the amounts set forth under the column “Change of Control” only if: (a) the awards are not assumed by the surviving entity, or (b) the awards are assumed by the surviving entity, but the executive is terminated within two years of the Change in Control. The target payout opportunities under the PSRs on a Change of Control are determined by the greater of (a) an assumed achievement of all relevant performance goals at the “target” level, or (b) the actual level of achievement of all relevant performance goals against the target, as of Family Dollar’s fiscal quarter end preceding such event. The amounts set forth above are based upon the closing price of Family Dollar common stock as of August 31, 2007, the last trading day of the year, of $29.28 per share, multiplied by the number of shares of common stock to be awarded, as adjusted for performance as set forth below:

•

For the fiscal 2006 – 2008 three-year performance period, we assumed an award equivalent to 121.7% of the target number of PSRs awarded to each NEO in fiscal 2006, based on actual performance through fiscal 2007.

•

For the fiscal 2007 – 2009 three-year performance period, we assumed an award equivalent to 128.3% of the target number of PSRs awarded to each in NEO in fiscal 2007, based on actual performance through fiscal 2007.

(4)

Stock options granted under the 1989 Plan do not accelerate for Death, Disability, Termination without Cause or any Change in Control. All stock options granted prior to January 19, 2006, were made pursuant to the 1989 Plan. Stock options granted pursuant to the 2006 Plan accelerate upon Death, Disability, Termination without Cause, or a Change in Control. These options become fully exercisable and remain exercisable for their full term. As of August 31, 2007, the last trading day of the year, the strike price of all of the options granted under the 2006 Plan to our NEOs was greater than $29.28, the closing price of our common stock on such date, and therefore no value has been attributed to the accelerated vesting of these options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to the shares of our common stock that may be issued under the 1989 Plan and the 2006 Plan, which are the only equity compensation plans that we currently maintain, as of September 1, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance(3)
Equity Compensation Plans Approved by Stockholders	5,029,504	$30.37/share	11,574,257

(1)

Consists of 3,842,398 shares issuable upon exercise of options granted under the 1989 Plan and 1,187,106 shares issuable upon exercise of options and the award of common stock pursuant to PSRs based on “target” performance granted under the 2006 Plan.

(2)	The weighted average exercise price is for options only and does not account for PSRs.

(3)	Consists of shares available for awards of options and other stock-based awards under the 2006 Plan.

OWNERSHIP OF THE COMPANY’S SECURITIES

Ownership by Directors and Officers

The following table sets forth, for each of our directors, each of our NEOs, and all of our executive officers and directors as a group, the number of shares beneficially owned and the percent of our common stock so owned, all as of November 9, 2007, and based on 140,526,651 shares outstanding as of that date:

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
Mark R. Bernstein	14,307	(2)	*
Sharon Allred Decker	2,599		*
Edward C. Dolby	3,990		*
Glenn A. Eisenberg	3,590		*
Howard R. Levine	10,086,605	(3)	7.2%
George R. Mahoney, Jr.	449,108		*
James G. Martin	4,872		*
Harvey Morgan	266		*
Dale C. Pond	1,460		*
R. James Kelly	454,998		*
Robert A. George	53,139		*
Charles S. Gibson, Jr.	133,378		*
Kenneth T. Smith	39,016		*
All Executive Officers and Directors of the Company as a Group (17 persons)	11,520,110		8.2%

*	Less than one percent

(1)

All shares are held with sole voting and investment power, except that Mr. Levine does not have voting or investment power with respect to 5,679,494 shares held in irrevocable trusts for his benefit by Bank of America, N.A., as Trustee, as set forth in note (3) below. These numbers include shares for which the following persons have the right to acquire beneficial ownership, as of November 9, 2007, or within 60 days thereafter, pursuant to the exercise of stock options: (i) Mr. Levine—382,000 shares; (ii) Mr. Mahoney—89,000 shares; (iii) Mr. Kelly—218,000 shares; (iv) Mr. George—44,000 shares; (v) Mr. Gibson—116,000 shares; (vi) Mr. Smith—19,000 shares; and (vii) all executive officers and directors as a group—1,019,100 shares. These numbers also include certain options that are vested as a result of our stock option acceleration program, as further described on our Form 8-K report filed with the SEC on August 24, 2005.

(2)	This number does not include 16,050 shares owned by Mr. Bernstein’s wife. Mr. Bernstein disclaims beneficial ownership of the shares owned by his wife.

(3)

This number includes 5,679,494 shares included in the table “Ownership by Others,” which appears below as being held in irrevocable trusts for the benefit of Mr. Levine by Bank of America, N.A. as Trustee. This number does not include 187,284 shares listed in said table which are held in irrevocable trusts for the benefit of Mr. Levine’s child by Bank of America, N.A. as Trustee, or 1,025 shares owned by Mr. Levine’s wife. Mr. Levine disclaims beneficial ownership of the shares owned by his wife.

Ownership by Certain Other Beneficial Owners

Based on filings with the SEC and other information, we believe that, as of the dates set forth below, the following stockholders beneficially owned more than 5% of our common stock:

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
Barclays Global Investors, NA	14,628,133	(2)	10.4%
45 Freemont Street
San Francisco, CA 94105

FMR Corp	13,490,551	(3)	9.6%
82 Devonshire Street
Boston, MA 02109

Bank of America Corporation	8,688,728	(4)	6.2%
100 North Tryon Street
Bank of America Corporate Center
Charlotte, NC 28255

Franklin Resources, Inc.	7,673,703	(5)	5.5%
One Franklin Parkway
San Mateo, CA 94403

(1)	Based on the number of shares of common stock owned by each stockholder as set forth above and 140,526,651 shares of our common stock outstanding as of November 9, 2007.

(2)

Based solely on the Schedule 13G/A filed by Barclays Global Investors, NA. and its affiliates as of September 30, 2007. Barclays Global Investors, NA, held 9,577,362 of such shares with sole voting power and 11,360,118 of such shares with sole dispositive power; Barclays Global Fund Advisors held 1,130,215 of such shares with sole voting and dispositive power; Barclays Global Investors, LTD, held 902,005 of such shares with sole voting power and 1,336,111 of such shares with sole dispositive power; Barclays Global Investors Japan Trust and Banking Company Limited held 129,249 of such shares with sole voting and dispositive power; Barclays Global Investors Japan Limited held 500,365 of such shares with sole voting and dispositive power; Barclays Global Investors Canada Limited held 162,215 of such shares with sole voting and dispositive power; and Barclays Global Investors Australia Limited held 9,860 of such shares with sole voting and dispositive power.

(3)

Based solely on the Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3d and Fidelity Management Research Company (“Fidelity”), as of December 31, 2006. All of such shares are held by FMR Corp., with sole dispositive power; 2,824,651 of such shares are held by FMR Corp., with sole voting power. Fidelity, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 10,865,439 of such shares listed as a result of acting as investment adviser to various funds. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 10,865,439 shares owned by the funds. Neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 37,000 of such shares listed as a result of its serving as investment manager of institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 37,000 shares and sole power to vote or to direct the voting of the 37,000 shares owned by the institutional account(s) as reported above. Strategic Advisors, Inc., a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 825 of such shares listed. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR Corp., is the beneficial owner of 12,000 shares listed as a result of serving as an investment adviser to institutional accounts and funds. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 12,000 shares and sole power to vote 12,000 of such shares listed that are owned by the accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR Corp. is the beneficial owner of 785,829 of such shares listed as a result of its serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 785,829 shares and sole power to vote 712,629 of such shares listed that are owned by the accounts managed by PGATC. Fidelity International Limited is the beneficial owner of 1,789,458 of such shares listed.

(4)

Based solely on the Schedule 13G/A filed by Bank of America Corporation and its affiliates, as of December 31, 2006, 8,629,118 of such shares were held with shared voting power and 8,688,728 of such shares were held with shared dispositive power by Bank of America Corporation; 8,629,118 of such shares were held with shared voting power and 8,688,728 of such shares were held with shared dispositive power by NB Holdings Corporation; 8,489,870 of such shares were held with sole voting power, 94,405 of such shares were held with shared voting power, 8,477,170 of such shares were held with sole dispositive power and 165,974 of such shares were held with shared dispositive power by Bank of America, N.A.; 44,843 of such shares were held with shared voting and shared dispositive power by Bank of America Securities Holdings Corporation; 44,843 of such shares were held with sole voting and sole dispositive power by Bank of America Securities, LLC; 85,325 of such shares were held with shared voting power and 138,325 of such shares were held with shared dispositive power by Columbia Management Group, LLC; 85,325 of such shares were held with sole voting power and 138,325 of such shares were held with sole dispositive power by Columbia Management Advisors, LLC; 2,206 of such shares were held with shared voting and shared dispositive power by Bank of America Investment Advisors, Inc. These shares include 5,679,494 shares held in trusts, as of March 3, 2007, for the benefit of Mr. Levine, as noted in “Ownership by Directors and Officers,” above.

(5)

Based solely on the Schedule 13G/A filed by Franklin Resources Inc. and its affiliates, as of December 31, 2006, 7,666,100 of such shares were held with sole voting and sole dispositive power by Franklin Advisory Services, LLC; 4,460 of such shares were held with sole voting and sole dispositive power by Fiduciary Trust Company International; 3,000 of such shares were held with sole voting and sole dispositive power by Franklin Templeton Portfolio Advisors, Inc.; and 143 of such shares were held with sole voting and sole dispositive power by Franklin Advisers, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI and may be deemed to be beneficial owners of such securities pursuant to SEC rules.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures

The Board of Directors adopted a Board of Directors Code of Conduct in 2005 which sets forth our policy of prohibiting certain transactions in which our directors or their family members have an interest which could raise a conflict of interest with Family Dollar. The Board of Directors Code of Conduct is available on our website at www.familydollar.com under the tab “Investors.” The Board of Directors Code of Conduct requires that directors fully disclose any relationship or interest which may create an actual or potential conflict of interest to the Board’s Nominating/Corporate Governance Committee (the “Governance Committee”). The Governance Committee reviews all potential conflict of interest situations and advises the Board of its determination regarding such matters. All such consideration, discussions and votes regarding such matters are conducted in accordance with Delaware law, including provisions related to corporate opportunities.

We also have maintained a Code of Conduct applicable to all of our Associates for a number of years. The Code was last amended by the Board in November 2007 and is posted on our website. The Code sets forth our policy of prohibiting participation by an Associate (or their family members) in any transaction that could create an actual or apparent conflict of interest with Family Dollar, including transactions for services or products between Family Dollar and an entity in which the Associate has any interest or serves on the entities’ Board; having a material interest in a competitive company; taking advantage of any opportunity learned of in the course of employment with Family Dollar; or arranging for ex-Associates to engage in business with Family Dollar within two years of their departure. Associates are required to obtain the prior written approval of our Compliance Committee before entering into any situation that could create a conflict of interest under the Code with determinations regarding such conflicts being made by the Governance Committee with respect to our executive officers.

The Governance Committee has also adopted written procedures for the review, approval and monitoring of transactions between Family Dollar and its directors and executive officers (and their immediate family members) that would be subject to disclosure in our Proxy Statement pursuant to the SEC rules (generally transactions involving amounts exceeding $120,000 in which a related party has a material interest). Under these procedures, the Governance Committee is to be informed of transactions subject to review before their implementation. The procedures establish our practices for obtaining and reporting information to the Governance Committee regarding such transactions on a periodic and an as-needed basis. The policy provides that such transactions are to be submitted for approval before they are initiated but also provides for ratification of such transactions. No director who is interested in a transaction may participate in the Governance Committee’s determinations as to the appropriateness of such transaction. In certain situations, the Chairman of the Governance Committee has been delegated the authority to make determinations regarding the approval of such transactions. The policy also pre-approves certain transactions excluded from the SEC’s disclosure rules and transactions arising solely from ownership of our stock in which all stockholders are equally treated. The Governance Committee and/or the Board have previously approved certain related party transactions, as described below. The procedures established by the Governance Committee provide for continuing monitoring and annual review of these pre-approved transactions.

Related Party Transactions

We purchased apparel for use by our store Associates and other merchandise, at a cost of approximately $791,000 during fiscal 2007 from a company owned by Eric Lerner, Howard R. Levine’s brother-in-law. We expect to engage in similar transactions during fiscal 2008. We believe that these purchases were made on terms comparable to those that would be obtained in independent arms-length transactions with unrelated parties.

The Board of Directors approved a Retirement Agreement dated as of September 30, 2002, between Family Dollar and Mr. Leon Levine, the former Chairman of the Board and the father of Howard R. Levine, in connection with Mr. Leon Levine’s retirement. Pursuant to the Retirement Agreement, we have provided certain office space to Mr. Leon Levine and to certain of his assistants and/or advisors. We also provide continuing health care coverage for Mr. Leon Levine and certain of his family members; Company-paid personal liability umbrella insurance coverage; and use of Family Dollar aircraft for up to 30 hours per year (not including “dead-head” time). We accrued approximately $1,285,000 in fiscal 2002 for the total value of these benefits to be received over the term of the Agreement. The incremental cost of providing these benefits and services was approximately $107,000 in fiscal 2007.

In addition, with the knowledge and consent of the Board of Directors, we have provided office space and equipment to certain of Mr. Levine’s assistants and allowed certain Associates to provide personal administrative, clerical or other incidental services to Mr. Levine. Mr. Levine partially reimbursed us for such services. In October 2007, Mr. Levine and his assistants vacated our corporate offices and moved to office space owned by a third party and, pursuant to the Retirement Agreement, we paid Mr. Levine $173,315 in connection with this move.

Pursuant to the provisions of our Bylaws and Delaware law, we advanced defense costs incurred in connection with stockholder derivative actions filed against Family Dollar, as a nominal defendant, and against certain current or former officers and/or directors. See Note 8 to the Consolidated Financial Statements included in the 2007 Annual Report for a discussion of such derivative litigation and the parties involved. Although approved by the Governance Committee pursuant to its policies and procedures outlined above, the Governance Committee has determined that such advances do not constitute related party transactions under such policy.

PROPOSAL NO. 2

AMENDMENT TO 2006 PLAN

On November 5, 2007, the Board of Directors, upon the recommendation of the Compensation Committee, authorized an amendment to the 2006 Plan. This amendment is subject to stockholder approval. The purpose of the amendment is to increase the maximum total dollar value of any performance-based cash awards or other cash-based awards that can be paid to any participant in the 2006 Plan in a single calendar year from $1,000,000 to $3,000,000.

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), publicly traded companies cannot deduct for federal income tax purposes any annual compensation in excess of $1 million paid to the company’s chief executive officer and the other three most highly-compensated officers (collectively referred to as the “covered individuals”), unless such compensation qualifies as “qualified performance-based compensation” (as defined by Section 162(m)). Compensation that is paid in accordance with stockholder-approved plans, constitutes “qualified performance-based compensation” so long as:

•	the performance goals are determined by a compensation committee of the board of directors composed solely of two or more outside directors;

•	the performance goals are stated in an objective non-discretionary formula; and

•	the compensation committee certifies that the performance goals were satisfied before payment of the performance-based compensation.

We are submitting this amendment to the 2006 Plan for stockholder approval, as required by Section 162(m).

We currently issue annual performance-based cash bonus awards to our executives. These awards are made in the form of a “Target Bonus” under the Cash Bonus Award Guidelines, and are further described in the foregoing Compensation Discussion and Analysis. If the stockholders approve the proposed amendment of the 2006 Plan, we believe that Target Bonus awards to covered individuals not exceeding $3,000,000 in any year will qualify as “qualified performance-based compensation” for the purposes of Section 162(m) because:

•	Target Bonus percentages and goals under the 2006 Plan are established by the Compensation Committee, which consists, and will continue to consist, of at least two outside directors;

•	the performance conditions necessary to receive a Target Bonus are objective and non-discretionary, based on the achievement of a pre-tax earnings goal; and

•	the Compensation Committee will certify the achievement of the performance goals prior to the payment of the Target Bonus.

We believe that the current limitation on cash-based performance awards must be increased to enable us to attract, retain and reward our executives. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we seek to provide meaningful incentives to drive performance well above the pre-tax earnings goal established by the Compensation Committee. In order to encourage such performance, the Compensation Committee recently amended the Cash Bonus Award Guidelines to provide for a payout of 200% of a participant’s annual base salary if we exceed the target performance goals by 25%. If we achieved these performance levels, the $1,000,000 cap on total cash compensation paid in any year would prevent us from paying a bonus at the 200% level to Messrs. Levine or Kelly and, therefore, would not achieve our goal of providing a meaningful incentive to achieve such performance. For this reason, we are seeking stockholder approval to amend the current $1,000,000 limitation.

The Compensation Committee has consulted with its compensation consultants in determining that an increase in this limitation supports and facilitates our overall compensation philosophy. In making such determination and in establishing a revised cap of $3,000,000 on such payments, the Compensation Committee considered benchmarking information provided by Hay Group with respect to limits on similar payments established by the companies that are included in the peer group for purposes of our awards of PSRs and general advice from Steven Hall & Partners regarding the appropriate amount of such cap.

No other provisions of the 2006 Plan, which was adopted by the stockholders on January 19, 2006, are being amended at this time. The other principal features of the 2006 Plan are summarized below. This summary does not contain all information about the 2006 Plan, and a copy of the complete text of the 2006 Plan, with the proposed amendment, is included in Exhibit A to this Proxy Statement.

Description of 2006 Plan

A summary of the 2006 Plan appears below. This summary is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Capitalized terms used in this section and not otherwise defined in this Proxy Statement shall have the meanings set forth on Exhibit A.

General. The 2006 Plan is an “omnibus” plan that provides for a variety of cash and/or equity and equity-based award vehicles, including stock options, performance shares, stock appreciation rights, restricted stock, restricted stock units and other stock or cash-based awards. If the amendment to the 2006 Plan is approved by the stockholders at the Annual Meeting, the amendment to the 2006 Plan will become effective that same day.

Administration. The 2006 Plan is administered by the Compensation Committee of the Board (the “Plan Committee”) or, at the discretion of the Board from time to time, the 2006 Plan may be administered by the Board. The Plan Committee has, with certain limitations, the exclusive power to, among other things, establish the design of awards, determine performance measures, grant awards, designate participants, determine the type or types of awards to be granted to each participant and to determine the terms and conditions of any award granted under the 2006 Plan. To the extent permitted by applicable law, the Plan Committee may delegate its authority to any individual or committee of individuals.

Presently, the Plan Committee has delegated its authority to select Associates below the level of vice president for participation in the 2006 Plan and to issue equity awards to such Associates, to the single-member Equity Award Committee of the Board. The Plan Committee annually establishes guidelines for the exercise of such delegated authority.

Eligibility for Participation. Any employee, officer, consultant or director of Family Dollar or its subsidiaries or affiliates may be selected to receive awards under the 2006 Plan, subject to certain limitations on the grant of incentive stock options. Approximately 250 people, including our NEOs, receive awards under the 2006 Plan each year. We also award stock to the directors under the Directors’ Share Awards Guidelines.

Types of Awards. The 2006 Plan provides for the grant of cash awards, stock options (“Options”) (including both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), Performance Awards (including PSRs, as described above), Restricted Stock and Restricted Stock Units, Deferred Stock Units and Dividend and Interest Equivalents, each of which are briefly described below. Reference is made to the text of the 2006 Plan for a complete description of each of the above award types.

Options. Both ISOs and NQSOs may be granted under the 2006 Plan. The exercise price for Options under the 2006 Plan cannot be less than the fair market value at the grant date and no Option may have a term beyond 10 years. ISOs are subject to further restrictive provisions as set forth in the 2006 Plan, and no more than five million ISOs may be granted under the 2006 Plan. All other terms and conditions are established by the Plan Committee.

Stock Appreciation Rights. SARs may be granted on terms established by the Plan Committee, provided that the grant price of SARs cannot be less than the fair market value at the grant date. Upon the exercise of SARs, the participating employee will receive cash or common stock equal to the difference between the fair market value at the exercise date and the fair market value at the grant date.

Performance Awards. We may grant rights to receive Performance Shares, Performance Units or Performance-Based Cash Awards based upon the achievement of performance goals and on such terms and conditions as may be selected by the Plan Committee, including the establishment of various performance goals, as discussed below. As discussed in the Compensation Discussion and Analysis, we have issued PSRs under the 2006 Plan.

Restricted Stock. Restricted stock awards may be made on such terms as the Plan Committee establishes, including provisions for vesting based on employment and/or upon the achievement of performance goals.

Deferred Stock Units. The 2006 Plan provides that we may grant Deferred Stock Units, which entitle a participant to receive shares of our common stock (or the equivalent value in cash or other property) at a future time.

Dividend Interest Equivalents. The 2006 Plan authorizes the grant of Dividend Interest Equivalents, which entitle a participant to receive payments equal in value to the cash dividends that would have been paid for all or a portion of the number of shares, subject to any hypothetically outstanding shares.

Other Awards. The 2006 Plan authorizes other cash and/or stock-based awards on the terms and conditions established by the Plan Committee.

Available Shares. As of November 9, 2007, the aggregate number of shares of common stock which remain available under the 2006 Plan is approximately 11.1 million. Shares subject to awards that are canceled, terminated, expire, are forfeited or lapse for any reason will again be available for issuance under the 2006 Plan. Shares subject to awards settled in cash will also be available for issuance under the 2006 Plan. The number of shares available under the 2006 Plan will be adjusted in the event of corporate events or transactions involving Family Dollar such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, and the Plan Committee may make appropriate adjustments to outstanding awards to reflect such transactions.

Internal Revenue Code Section 162(m). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to the chief executive officer plus the three most highly compensated officers (other than the chief executive officer), referred to as the “covered individuals.” This limitation does not apply, however, to “qualified performance-based compensation.” Because Options or SARs granted under the 2006 Plan must have an exercise price equal to at least fair market value at the date of grant, are granted to covered individuals by a compensation committee consisting of at least two outside directors, and because the 2006 Plan limits the number of shares that may be the subject of awards granted to any employee during any calendar year, compensation from the exercise of Options or SARs should qualify as “qualified performance-based compensation” for purposes of Section 162(m).

In addition, the 2006 Plan authorizes the Plan Committee to make awards of Restricted Stock Shares, Restricted Stock Units, Performance Shares, Performance Units or cash-based Performance Awards that are conditioned on the satisfaction of performance criteria. For those awards to meet the requirements of the “qualified performance-based compensation” exception to Section 162(m), the Plan Committee must establish the applicable performance conditions prior to or within a specified period after the start of the applicable performance period. Performance measures may be based upon our overall performance, individual performance, performance of a division, region, department or function within Family Dollar, or may be measured against a relative peer group or prior performance. Performance measures may include the following measures for this purpose:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings on a pre-tax or post-tax basis (EBIT, EBITDA, earnings per share, earnings growth or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price or other measures of return)

•	Financial return measures (including, but not limited to, dividends, return on assets, capital, equity or sales, and cash flow return on assets, capital, equity or sales)

•	Market share measures

•	Improvements in capital structure

•	Expenses (operating expense, expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

•	Productivity improvement

•	Inventory measures (turns, reduction or shrink)

•	Customer relations (count, frequency, size of basket or attitude)

•	Compliance goals (employee turnover, social goals, diversity goals, safety programs, regulatory or legal compliance)

•	Goals relating to business expansion, acquisitions and divestitures

The performance conditions will be stated in the form of an objective, nondiscretionary formula, and the Plan Committee will certify in writing the attainment of those performance conditions prior to any payment or distributions with respect to awards. The Plan Committee may, in its discretion, adjust downward any award.

Limitations on Awards. Presently, the 2006 Plan prohibits individuals from receiving cash awards for a given calendar year in excess of $1,000,000. The purpose of the amendment is to increase the maximum total dollar value of any performance-based cash awards or other cash-based awards that can be paid to any participant in the 2006 Plan in a single calendar year from $1,000,000 to $3,000,000. So that cash awards under the 2006 Plan qualify as performance-based compensation, the amendment of the 2006 Plan is being submitted to the stockholders for approval. A vote in favor of approving the amendment to the 2006 Plan will be a vote approving all the material terms and conditions of the Plan for purposes of the performance-based exemption under Section 162(m), including the performance measures, eligibility requirements and limits on various awards, in each case as described above.

In addition to the limitations on Performance-Based Cash Awards, the maximum number of shares with respect to one or more Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, PSRs or other Stock-Based Awards that may be granted during any one calendar year under the Plan to any one participant is 500,000.

Change In Control. In the event of a change in control (as defined in the 2006 Plan), if the acquiring company does not assume the obligation to perform under the 2006 Plan with respect to outstanding awards, or for awards that are assumed by the acquiring company, and if within two years following the change in control, a participating employee is terminated from employment without “Cause” or the participant resigns for “Good Reason” (as such terms are defined in the 2006 Plan), then: (i) the vesting of outstanding Options and other awards or rights shall be accelerated; (ii) time-based vesting restrictions on outstanding awards shall lapse; and (iii) the target payout opportunities attainable under outstanding performance-based awards shall be deemed to have been fully earned as of the effective date of the change in control based upon the greater of (A) the “target” level for performance awards, or (B) the actual level of performance against the target. In either such case, participants will be paid a prorated award based upon the length of the performance period that has elapsed prior to the date of the change in control or termination of employment. In addition, if a performance-based award is not assumed by the acquiring company, the participant will have the opportunity to earn the remaining portion of the award not paid out upon the change in control.

Death, Disability or Retirement. At the 2005 Annual Meeting, the Shareholders approved amendments to the 1989 Plan which provided that, with certain exceptions and subject to further requirements, for qualifying retirees, options outstanding at retirement would continue to vest and be exercisable following such retirement in the same manner as though the retiree were still an employee of Family Dollar. Similar provisions are contained in the 2006 Plan.

Other Significant Features

•	The 2006 Plan has a fixed-share authorization limit of 12 million shares, as opposed to an “evergreen” feature.

•	Repricing of options issued under the 2006 Plan is not permitted without Shareholder approval.

•	Discounted stock options are prohibited.

Tax Treatment of Awards. The following discussion is only a summary of the effect of U.S. federal income taxation upon participants and Family Dollar for the grant and/or exercise of various awards in the 2006 Plan. Participants in the 2006 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described in this Proxy Statement. Information contained in this Proxy Statement is not intended as tax advice and participants in the 2006 Plan should contact their personal tax advisors to ascertain the specific tax consequences applicable to them.

Incentive Stock Options. In general, the grant of an ISO results in no taxable ordinary income to the participant and no deduction to Family Dollar at the time the ISO is granted or exercised. If the participant holds the common shares received as a result of the exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the common shares is treated as a long-term capital gain. If the common shares are disposed of during this period, however, then the participant must include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the common shares upon exercise of the stock option over the stock option price. The excess, if any, of the sale price over the fair market value of our common stock on the date of exercise will be a short-term capital gain. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised ISO. The deduction, in general, will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Non-Qualified Stock Options. Generally, an NQSO results in no taxable income to the participant and no deduction to Family Dollar at the time of the grant. However, a participant exercising an NQSO will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of our common stock. Provided that certain reporting requirements are satisfied, we will be entitled to a deduction for federal income tax purposes in an amount equal to the taxable compensation recognized by the participant. Upon the sale or disposition of shares acquired pursuant to an NQSO, the difference between the proceeds realized and the participant’s basis in the shares will be treated as a long-term or short-term capital gain (or loss), depending upon the holding period of the common shares.

Stock Appreciation Rights. Generally, no taxable income is recognized by a participant receiving a non-vested SAR payable in stock at the time the SAR is granted. Upon exercise and settlement, the spread between the then current market value of our common stock and the base price of the SAR will be taxed as ordinary income to the participant. We will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Other Awards. The current United States federal income tax consequences of other awards authorized under the 2006 Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant and (ii) the amount of cash paid (or the fair market value of the common shares issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. Cash awards are taxable income to the recipient at the date of payment. In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Withholding for Payment of Taxes. The 2006 Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The 2006 Plan permits a participant to satisfy this requirement, subject to the terms of the 2006 Plan, by having us withhold from the participant a number of shares of common stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes.

Benefits to NEOs and Others

The Target Bonus awards that will be granted in the future to directors, executive officers and other employees under the 2006 Plan, as amended, are subject to the discretion of the Compensation Committee and our performance and therefore, they are not determinable at this time. The following table is for informational purposes only and sets forth information regarding cash bonus awards that were earned by the NEOs and other executive officers for fiscal 2007 performance under the 2006 Plan. As noted above, the amendment to the 2006 Plan would only impact Target Bonus awards in excess of $1,000,000.

Name	Target Bonus Earned for Fiscal 2007 Performance ($)
Howard R. Levine Chairman of the Board and Chief Executive Officer	859,116

R. James Kelly President and Chief Operating Officer	484,568

Robert A. George Executive Vice President–Chief Merchandising Officer	207,857

Charles S. Gibson Executive Vice President–Supply Chain	188,019

Kenneth T. Smith Senior Vice President–Chief Financial Officer	78,278

All Executive Officers as a Group (10 Persons)	2,457,721

Non-Executive Director Group	—

Shareholder Approval

The affirmative vote of a majority of the common stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to 2006 Plan. If the amendment to the 2006 Plan is not approved by the stockholders, we will continue to grant cash and equity-based awards under the existing 2006 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the amendment to the 2006 Plan to increase the aggregate dollar value of any performance-based cash award or other cash-based award that may be paid to any participant in the 2006 Plan during any one calendar year from $1,000,000 to $3,000,000.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants to audit and report on the consolidated financial statements of Family Dollar and its subsidiaries for fiscal 2008, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote in respect thereto is required to ratify the selection of PwC for the purposes set forth above. The Audit Committee and the Board of Directors recommend that the stockholders vote FOR ratification of the appointment of PwC. If the stockholders do not ratify the appointment of PwC, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee. However, the Audit Committee will not be obliged to select a different auditor. PwC served as our independent registered public accountants for the fiscal year ended August 31, 1991, and for each subsequent fiscal year. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees and Services

The following sets forth fees billed for the audit and other services provided by PwC for fiscal 2007 and fiscal 2006:

Fee Category	Fiscal 2007 Fees		Fiscal 2006 Fees
Audit Fees(1)	$717,841		$580,000
Audit-Related Fees	$1,735,948	(2)	$66,187	(3)
Tax Fees(4)	$55,000		$—
All Other Fees(5)	$1,500		$1,500

Total	$2,510,289		$647,687

(1)	Includes (i) fees for audits of annual financial statements, (ii) reviews of the related quarterly financial statements, and (iii) review of our internal controls.

(2)	Represents primarily fees incurred in connection with the Special Committee’s investigation of stock option practices.

(3)

Includes fees for audit related work in connection with our employee benefit plans, audit work relating to the implementation of FAS123R and audit work relating to our long-term debt placement and related overnight share repurchase transaction.

(4)	Represents fees paid for tax consultation in connection with the formation of Family Dollar Insurance, Inc., our captive insurance company.

(5)	Represents fees paid for access to PwC’s accounting research database.

All services rendered by PwC are permissible under applicable laws and regulations regarding the independence of the independent registered public accounting firm, and all such services were pre-approved by the Audit Committee. The Audit Committee Charter requires that the Committee pre-approve the services to be provided by PwC; the Audit Committee delegated that approval authority to the Chairman of the Audit Committee with respect to all matters other than the annual engagement of the independent registered public accountants.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file with the SEC and NYSE initial reports of ownership and reports of changes in ownership of our common stock, and to furnish us with copies of such reports. To our knowledge, which is based solely on a review of the copies of such reports furnished to us and written representations from Reporting Persons that no other reports were required, all Reporting Persons complied with all applicable filing requirements during fiscal 2006, except that, Kathi S. Child, our former Senior Vice President—Human Resources failed to timely report the receipt of 105 shares issued to her through our performance share rights program.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the next annual meeting of stockholders in January 2009 (the “2009 Annual Meeting”), and to be included in the Proxy Statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Act”), must be received by us on or before August 9, 2008. If we receive notice of any stockholder proposal after October 24, 2008, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Act, and the persons named in the proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power with respect to such proposal. Additionally, our Bylaws require that any stockholder who intends to make a nomination or bring any other matter before the 2009 Annual Meeting must deliver notice of such intent to us not later than October 19, 2008, nor earlier than September 19, 2008. Any such proposals or notices should be in writing and should be sent by certified mail, return receipt requested, to the Corporate Secretary, Family Dollar Stores, Inc., P.O. Box 1017, Charlotte, NC, 28201-1017. Submitting a stockholder proposal does not guarantee that we will include such proposal in our next Proxy Statement. The Board reviews all stockholder proposals and determines whether further action is required.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxies. Whether or not stockholders plan to attend the Annual Meeting, they are respectfully urged to sign, date and return the enclosed proxy which will, of course, be returned to them at the Annual Meeting if they are present and so request

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

We incorporate by reference in this Proxy Statement Notes 8 and 9 to our Consolidated Financial Statements included in our Annual Report for fiscal 2007 and Notes 9 and 10 to our Consolidated Financial Statements included in our Annual Report for fiscal 2006. The fiscal 2007 Annual Report accompanies this Proxy Statement. Neither the fiscal 2006 nor the fiscal 2007 Annual Reports are deemed part of the proxy solicitation materials. Copies of the 2006 or 2007 Annual Reports may be obtained by sending a written request to: Corporate Secretary at Family Dollar Stores, Inc., P.O. Box 1017, Charlotte, NC, 28201-1017. Our Annual Reports are also available in the “Investor Relations” section of our website at www.familydollar.com under the “SEC Filings” tab.

EXHIBIT A

FAMILY DOLLAR STORES, INC.

2006 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The Family Dollar Stores, Inc. 2006 Incentive Plan is designed to promote the success, and enhance the value, of the Company, by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: (i) gross neglect of duty, (ii) prolonged absence from duty without the consent of the Company, (iii) intentionally engaging in any activity that is in conflict with or adverse to the business, reputation or other interests of the Company, or (iv) willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” unless otherwise determined by the Committee in the applicable Award Certificate, a “Change in Control” shall be deemed to have occurred upon any of the following events; provided, however, that the Board shall at all times prior to the occurrence of any particular event described in this Section 2.1(f) have the authority to decide, in its sole discretion, that such event shall be deemed not to constitute a “Change in Control” for purposes hereof:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, further, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 40% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be (any Reorganization, Sale or Acquisition which satisfies such criterion shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with a Change in Control, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Family Dollar Stores, Inc., a Delaware corporation, or any successor corporation.

(j) “Covered Employee” means a “covered employee” as defined in Code Section 162(m)(3).

(k) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(l) “Director” means any individual who is a member of the Board.

(m) “Disability” or “Disabled” has the same meaning as provided in any long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate (whether or not the Participant actually participates or receives disability benefits under such plan or policy); provided, however, that in no event shall a Participant be deemed Disabled for purposes of the Plan within the six-month period beginning on the date the Participant commences employment with the Company or an Affiliate. If the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means “permanent and total disability” as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Individual” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the New York Stock Exchange or any other national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value” on any date shall be the closing price of the Stock on such date as reported on the New York Stock Exchange or on such other securities exchange or reporting system as may be designated by the Committee or, in the absence of reported sales on such date, on the immediately preceding date on which sales were reported, or, if it is determined that the fair market value is not properly reflected by such method, Fair Market Value will be determined in compliance with Sections 162(m) and 409A of the Code, to the extent applicable, by such other method as the Committee determines in good faith to be reasonable.

(s) “Good Reason” has the meaning assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Affiliate promptly after receipt of notice thereof given by the Participant): (i) a reduction by the Company or an Affiliate in the Participant’s base salary, (ii) a material reduction in the Participant’s position, duties and responsibilities, assignment to duties inconsistent with such position or material adverse change in reporting relationships, (iii) with respect to a Participant who is stationed at the Company’s headquarters in Charlotte,

North Carolina, or in Matthews, North Carolina, the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to a Change in Control, or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

(u) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act and the rules thereunder.

(w) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means an Eligible Individual who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.

(bb) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(cc) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(dd) “Performance Share” means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ee) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant in cash or in kind upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means this Family Dollar Stores, Inc. 2006 Incentive Plan, as amended or supplemented from time to time.

(hh) “Qualified Performance-Based Award” means, with respect to a Covered Employee, an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Retirement” means a Participant’s voluntary termination of employment or consultancy at or after having attained age sixty (60) with at least ten (10) years of service with the Company or an Affiliate, or such earlier retirement date as may be approved by the Committee with regard to such Participant. With respect to a Participant’s termination of service as a Director, Retirement means the failure to stand for reelection or other retirement as a Director after a Participant has attained age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant.

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 16.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 16.1.

(oo) “Stock” means the $0.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). Upon the Effective Date, no further grants shall be made under the Company’s 1989 Non-Qualified Stock Option Plan. No further grants may be made under this Plan after the 10th anniversary of the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (consisting of at least two members) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan; provided, however, that (i) with respect to Awards to any Insiders, the Committee shall consist of all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the 1934 Act, and (ii) with respect to Awards intended to constitute Qualified Performance-Based Awards, the Committee shall consist of all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code. For purposes of this Plan, Committee may also mean any individual or committee of individuals (who need not be Directors) that the Compensation Committee may appoint from time to time to administer the Plan with respect to Awards to Eligible Individuals who are not Insiders or Covered Employees, in accordance with and subject to the requirements of Section 4.3. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions (not inconsistent with the terms of this Plan) of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein;

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan; and

(m) Appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

Notwithstanding the above, to the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not Insiders or Covered Employees. To the extent that the Committee delegates its authority to make Awards as provided by this Section 4.3, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) Twelve Million (12,000,000) Shares, plus (ii) any Shares covered by an award made under the Company’s 1989 Non-Qualified Stock Option Plan prior to the Effective Date that is canceled, terminates, expires, forfeits or lapses for any reason after the Effective Date.

5.2. SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Substitute Awards granted pursuant to Section 15.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. SOURCE OF SHARES. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time, unless otherwise determined by the Committee.

5.4. LIMITATIONS ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 16.1):

(a) The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000.

(b) The maximum number of Shares with respect to one or more Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000.

(d) The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $3,000,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Individuals, except as limited for Incentive Stock Options under Section 7.2(g).

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 15.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c) PAYMENT. Options shall be exercised by the delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

The Option price due upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option price unless such Shares had been acquired by the Participant on the open market), or (iii) by a combination of (i) and (ii).

As soon as practicable after notification of exercise and full payment, the Company shall deliver the Shares to the Participant in an appropriate amount based upon the number of Shares purchased under the Option(s).

Notwithstanding the foregoing, the Committee also may allow (A) cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (B) exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s employment with the Company and its Affiliates for any reason other than the Participant’s Disability or death.

(4) One year after termination of the Participant’s employment with the Company and its Affiliates by reason of the Participant’s Disability.

(5) One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 15, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 15.5.

(c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options (under all plans maintained by the Company) are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, in accordance with Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.

(f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted, has the right, to receive upon exercise, at the Committee’s election, either a payment in cash or Shares, equal to the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date (other than an SAR issued as a substitute Award pursuant to Section 15.11 or unless the SAR is granted in tandem with an Option after the Grant Date of the Option, in which case, to the extent permitted under Section 409A of the Code and the regulations promulgated thereunder, the base price of the SAR may equal the exercise price of the related Option even if less than the Fair Market Value of one Share on the Grant Date of the SAR).

(b) OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. With respect to a Stock Appreciation Right, the number of shares to be counted against the share pool in Section 5.1 above shall be the number of net shares with respect to which the award is granted.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of the Section 162(m) Exemption.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3. FORFEITURE. Except as provided in an Award Certificate or otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of the Participant’s employment or other service relationship with the Company and its Affiliates during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12

DIVIDEND AND INTEREST EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal in value to the cash dividends that would have been paid with respect to all or a portion of the number of Shares subject to any Award, if such Shares had been outstanding, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested.

12.2 GRANT OF INTEREST EQUIVALENTS. The Committee is authorized to grant Interest Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Interest Equivalents shall entitle the Participant to receive payments equal to a stated rate of return on the value of an outstanding Award, as determined by the Committee. The Committee may provide that Interest Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.

ARTICLE 14

QUALIFIED PERFORMANCE-BASED AWARDS

14.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

14.2. OTHER AWARDS. When granting an Award other than an Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department, function or combination thereof within the Company or an Affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings on a pre-tax or post-tax basis (EBIT, EBITDA, earnings per share, earnings growth or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price or other measures of return)

•	Financial return measures (including, but not limited to, dividends, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share measures

•	Improvements in capital structure

•	Expenses (operating expense, expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

•	Productivity improvement

•	Inventory measures (turns, reduction, shrink)

•	Customer relations (count, frequency, size of basket, attitude)

•	Compliance goals (employee turnover, social goals, diversity goals, safety programs, regulatory or legal compliance)

•	Goals relating to business expansion, acquisitions and divestitures.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that undergoes a corporate event or transaction of a kind described in Article 16 or that files a petition for bankruptcy during a measurement period shall be disregarded from and after such event, unless the Committee determines not to disregard such entity or to make some other adjustment to measuring the performance index and the effect of such Committee determination is to reduce the amount payable under any affected Qualified Performance-Based Award. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Notwithstanding anything herein to the contrary, the Committee may exercise, with respect to such Qualified Business Criteria and related performance goals, such negative discretion as is permitted under applicable law for purposes of the Section 162(m) Exemption.

14.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

14.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may determine prospectively, at the time that goals under this Article 14 are established, whether or not to adjust any such goals during or after the fiscal year period to take into consideration and/or mitigate the unbudgeted impact of unusual or non-recurring gains and losses, accounting changes, acquisitions, dispositions, divestitures, and/or “extraordinary items” within the meaning of generally accepted accounting principles (“non-recurring items”), or if such non-recurring items were not foreseen or were not quantifiable at the time such goals were established, upon the occurrence of such non-recurring items, including any of the following that occur during a fiscal year period: (a) asset write-downs or impairment charges; (b) litigation or claim costs, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) restatements occurring as a result of errors that arise from events other than fraud or failures in performance; (e) accruals for reorganization and restructuring programs; (f) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

14.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 14.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 14.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 15

PROVISIONS APPLICABLE TO AWARDS

15.1. STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 17.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

15.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

15.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law (including, but not limited Section 409A of the Code and the regulations promulgated thereunder) or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

15.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 15.4 shall be null and void.

15.5. BENEFICIARIES. Notwithstanding Section 15.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s surviving spouse or, in the absence of a surviving spouse, to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

15.7. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 15.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable and shall remain exercisable for their full term, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control, and, in either such case, there shall be a prorata payout to Participants within thirty (30) days following the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award

Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control, unless the Award Certificate expressly provides otherwise: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable and shall remain exercisable for their full term, (ii) all time-based vesting restrictions outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon the great of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control, and, in either such case, there shall be a prorata payout to such Participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

(c) For purposes of Section 15.7 (a) and (b), “target” shall mean the amount of the performance-based Award initially granted to a Participant as a “target” amount to be awarded subject to adjustment pursuant to the terms and conditions of the Award.

15.8. DISCRETIONARY ACCELERATION. Regardless of whether an event has occurred as described in Section 15.7 above, and subject to Article 14 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.8.

15.9. TERMINATION OF EMPLOYMENT. The Committee shall be entitled to make such rules, regulations, and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to an Award. Without limiting the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status, including the receipt of continuing payments provided pursuant to a written severance or employment agreement, shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on Awards under this Plan therefore made to any employee who takes such leave of absence or otherwise changes his or her employment status. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to cease to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

15.10. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

15.11. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16

CHANGES IN CAPITAL STRUCTURE

16.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefore. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17

AMENDMENT, MODIFICATION AND TERMINATION

17.1. AMENDMENT, MODIFICATION AND TERMINATION.

(a) The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

(b) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price or base value of such Award).

(c) Notwithstanding the foregoing, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Board or the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

17.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company; and

(c) Except as otherwise provided in Article 16, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 18

GENERAL PROVISIONS

18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Individual shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Individuals who receive, or are eligible to receive, Awards (whether or not such Eligible Individuals are similarly situated).

18.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the Award.

18.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. If Shares are permitted to be surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

18.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

18.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless specifically provided otherwise in such other plan.

18.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for

Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.15. FOREIGN PARTICIPANTS. In order to facilitate the granting of Awards to Eligible Individuals who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.16 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

18.16. NOTICE. Except as otherwise provided in this Plan, any notice which either the Company or a Participant may be required or permitted to give shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify Participants from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

18.17. INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

18.18. COSTS AND EXPENSES. Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

18.19. COMPLIANCE WITH CODE SECTION 409A. The Plan is intended to comply with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.

18.20. ARBITRATION. All claims, disputes and controversies arising out of or in any way related to this Plan or any Award hereunder, including any claim, dispute or controversy relating to the validity or enforceability of this Plan or any Award, shall be resolved by binding arbitration administered by the American Arbitration Association pursuant to the Commercial Arbitration Rules of the American Arbitration Association in effect as of the time that the dispute, claim or controversy is submitted for resolution. Arbitration hearings shall be held in Charlotte, North Carolina, and judgment upon any award may be entered by any court having jurisdiction. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless otherwise required by law or directed by the arbitrator in his or her award. Each party shall be responsible for paying its or his own attorneys’ fees unless the arbitrator orders otherwise in compliance with governing law. All aspects of the arbitration process, including the demand for arbitration, the hearing, and the record of the proceeding, are confidential and shall not be open to or disclosed to any third party or the public, unless required by law, including judicial or administrative process, or in connection with a regulatory inquiry, investigation or proceeding.

ATTENTION: INVESTOR RELATIONS P.O. BOX 1017 CHARLOTTE, NC 28201-1017

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Family Dollar Stores, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLWS:	FAMDS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FAMILY DOLLAR STORES, INC.

Vote On Directors

1.	ELECTION OF DIRECTORS		For	Withhold	For All	To withhold authority to vote
			All	All	Except	for any individual nominee(s),
	01) Mark R. Bernstein	06) George R. Mahoney, Jr.				mark “For All Except” and write
	02) Sharon Allred Decker	07) James G. Martin				the number(s) of the nominee(s)
	03) Edward C. Dolby	08) Harvey Morgan				on the line below.
	04) Glenn A. Eisenberg	09) Dale C. Pond	☐	☐	☐
05) Howard R. Levine

Vote On Proposals						For	Against	Abstain

2.	To approve an amendment to the Family Dollar Stores, Inc. 2006 Incentive Plan (the “2006 Plan”) to increase the maximum aggregate dollar value of any performance-based cash award or other cash-based award that may be paid to any participant in the 2006 Plan during any one calendar year from $1,000,000 to $3,000,000;					☐	☐	☐

3.	To ratify the action of the Company’s Audit Committee in appointing PricewaterhouseCoopers LLP as independent registered public accountants of Family Dollar for the fiscal year ending August 30, 2008; and					☐	☐	☐

4.	To transact other business that is properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

(Please sign exactly as your name appears at right. If there is more than one owner, each should sign. When signing as a fiduciary or representative, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)				Date

FAMILY DOLLAR STORES, INC.

Proxy for Annual Meeting of Stockholders on January 17, 2008

The undersigned hereby appoints Howard R. Levine and R. James Kelly, or either one of them, with full power of substitution, proxies of the undersigned to the Annual Meeting of Stockholders of Family Dollar Stores, Inc. to be held at 2:00 p.m. on Thursday, January 17, 2008, at the office of the Company at 10401 Monroe Road, Matthews, North Carolina, or at any adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote upon any matter which may properly be acted upon at this meeting, and specifically as indicated on the reverse side.

This Proxy, if received and correctly signed, will be voted in accordance with the choices specified. If a choice is not specified, this Proxy will be voted in favor of the election of the Directors named, for the approval of the amendment to the 2006 Plan, and for the ratification of the appointment of the Independent Registered Public Accountants.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is revocable, and the undersigned retains the right to attend this meeting and to vote his or her stock in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

PLEASE SIGN AND RETURN PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED.

(Please Sign on Reverse Side)